CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.26*

LEASE

This Lease made this 23rd day of January, 2023, by and between V.E. Properties IX, LLC, a Delaware limited liability company, having its usual place of business at One Memorial Square, P.O. Box 67, Whitinsville, Massachusetts 01588 (hereinafter, with its successors and assigns, the “Lessor”) and EyePoint Pharmaceuticals US, Inc., a Delaware corporation, having its usual place of business at 480 Pleasant Street, Suite A210, Watertown, Massachusetts 02472 (hereinafter, with its successors and assigns, the “Lessee”).

WITNESSETH

In consideration of the rents and covenants herein contained on the part of Lessee to be paid, performed and observed, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, subject to the terms and provisions hereinafter set forth, certain premises located in a building to be constructed by Lessor to be known as “Building 6”, together with related improvements, all located at 600 Commerce Drive, Northbridge, Worcester County, Massachusetts (the “Demised Premises”, as hereinafter defined) and shown generally in the location labelled “Building 6” on Exhibit A attached hereto and incorporated herein by reference. The Demised Premises are a portion of “Osterman Commerce Park Condominium” as hereafter defined.

ARTICLE I

Reference Data: Demised Premises

Section 1. Definitions. Each reference in this Lease to any of the terms and titles contained or defined in this Article shall be deemed and construed to incorporate the matters set forth following such term or title in this Article unless the context clearly indicates otherwise:

Term	Definition

(a) Additional Rent:	Any amount due to Lessor from Lessee other than Minimum Rent.

(b) Building:

A Building to be constructed by Lessor to be situated generally in the location labelled “Building 6” on Exhibit A attached hereto and incorporated herein by reference, comprising approximately Forty Thousand (40,000) square feet, to be constructed in accordance with the Basis of Design (the “BOD”, attached hereto as Exhibit B and incorporated herein by reference) and the Final Plans (as defined herein).

Upon completion of construction of the Building, Lessor and Lessee shall mutually agree upon the number of square feet of rentable floor area of the Building, whereupon all references herein to 40,000 square feet or approximately 40,000 square feet, shall be deemed to be replaced by said mutually agreed number. Neither Lessor nor Lessee shall have the right to remeasure the Building after the Lease Commencement Date until and unless Lessee has exercised the right to expand the Building.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(c) Common Area:

Those portions of the Property, as they may from time to time exist, which are open generally to the public, including but not limited to the tenants and invitees of Osterman Commerce Park and the Building, including without limitation, the sidewalks, parking areas, driveways, landscaped areas, and the like, and being the “Common Areas and Facilities” as defined in the Master Deed (the “Master Deed”) of Osterman Commerce Park Condominium (the “Condominium”). No representation is hereby made concerning the existence or continuance of any Common Area either shown on Exhibit A or otherwise, all of which may be altered, modified, enlarged or decreased in accordance with the Master Deed, provided such changes do not: eliminate, prohibit, materially adversely affect, or otherwise interfere with Lessee’s use of the Demised Premises or vehicular or pedestrian access to the Demised Premises from a public right of way all as provided herein or Lessee’s use or access to a substantial portion of the appurtenant parking areas; or interfere with Lessee’s business operations. For purposes hereof, “substantial portion of the appurtenant parking areas” shall mean any of the anticipated 100 parking spaces. Lessor shall provide Lessee with commercially reasonable prior notice before making any changes to the Common Area outside of emergency situations and shall use commercially reasonable efforts to perform any such work to change the Common Area in such a manner so as not to interfere with Lessee’s business operations at the Property.

(d) Common Area Maintenance:

The maintenance, operation, and repair of the Common Area, undertaken by the Trustees of the Condominium in accordance with the Master Deed, which shall include, but shall not necessarily limited to: i) lighting, cleaning, and striping of Commerce Park Drive, and removal of snow, ice, garbage, trash and debris therefrom; ii) maintenance of the storm and sanitary drainage systems and other utility systems, signs and markers, and traffic regulation and control signs and devices; iii) exterior landscaping; iv) seasonal decorations; vi) repair and replacement of any parking area within the Common Area; and v) maintenance of any machinery or equipment within and related to the Common Area.

(e) Default Interest Rate:

If any payment of Minimum Rent, Additional Rent or other sum due under this Lease is not paid within five (5) days of the due date, then such overdue amount shall thereafter bear interest from the due date until paid in full at a rate per annum equal to the lesser of eight (8%) percent or the highest legal rate.

(f) Demised Premises:

The Building and the land defined as “Unit 6 Limited Common Area” in the Master Deed, together with the non-exclusive right to use, in common with others lawfully entitled thereto, for access and egress, the Common Area, including but not necessarily

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

limited to the sidewalks, parking areas, and driveways, as the same shall be constructed from time to time, expressly reserving to Lessor the right (in accordance with the terms and conditions of this Lease) to install, maintain, use, repair, replace, alter, change, relocate and remove such Common Area from time to time, and including the right to change the size, type, location, nature and shape of the Common Area, the Property and the Building including any stairways, access ways and loading docks located in the Building, provided such changes do not prohibit or interfere with the day to day business operations in, or functionality of, the Demised Premises, adequate parking or permanent access to and entrance to the Demised Premises.

(g) Hazardous Materials:

“Oil”, “hazardous materials”, “hazardous waste”, or “hazardous substances”, as such terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601 et seq., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq., as amended, and the regulations promulgated thereunder, and all applicable federal, state and local laws, rules and regulations, including, without limitation, Massachusetts General Laws, Chapters 21C and 21E (collectively, “Environmental Laws”).

(h) Initial Term:

The Initial Term of this Lease shall commence on the Lease Commencement Date and shall end fifteen (15) years and four (4) months from that date, unless an option to extend the Term is properly exercised, or the Term is otherwise extended or earlier terminated pursuant to the provisions of this Lease.

(i) Late Payment Charge:

If any payment of Minimum Rent, Additional Rent or other sum due under this Lease is not paid within five (5) days of the due date, Lessee shall pay Lessor one hundred ($100.00) dollars per day accruing from the due date of such payment to the date of actual receipt of such payment.

(j) Lease Commencement Date:

The date Lessor has substantially completed all of the work set forth on the Final Plans (as hereinafter defined), including the base building, interior finish, and common area construction (subject to reasonable punch list items that do not interfere with Lessee’s use of the Demised Premises for its intended purpose), as evidenced by the issuance of a certificate of occupancy by the authority having jurisdiction (or equivalent final permit or certificate) to allow Lessee to occupy the Building for its business purposes is issued (which shall be obtained by Lessor) (all of the foregoing sometimes referred to herein as the “Lessor Improvements”). The Lease Commencement Date is estimated to occur August 1, 2024 (the “Target Lease Commencement Date”).

In the event of any delays in the Lease Commencement Date beyond the Target Lease Commencement Date, the Rent

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Commencement Date (but not the Termination Date) shall be extended on a day-for-day basis for each day of such delay to the extent not directly caused by or attributed to Lessee Risk Event (as hereinafter defined). For any such delays beyond sixty (60) days after the Target Lease Commencement Date, Lessee shall receive two (2) days’ abatement of Rent hereunder for every single day of such delay to be applied starting on the Rent Commencement Date. In the event Lessor is unable to substantially complete the Lessor Improvements and deliver the Building to Lessee prior to December 31, 2024, Lessee, at no cost to Lessee, will have the right to terminate this Lease by written notice to Lessor.

Notwithstanding the foregoing or anything to the contrary herein contained, in the event that Lessor or Lessee shall be delayed or hindered in or prevented from the performance of any act required hereunder, by reason of Force Majeure (as defined in Article XXIV), or default of the other party, or other reason beyond its reasonable control, then performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, lack of funds shall not be deemed to be a cause beyond control of either party.

(k) Lease Year:

Each period of twelve (12) consecutive calendar months during the Term starting on the Rent Commencement Date, except that if the Rent Commencement Date is not on the first day of a month, the first Lease Year shall begin on the Lease Commencement Date and end on the last day of the full calendar year following the first day of the calendar month next following the Rent Commencement Date.

(l) Lessee’s Share of Real Estate Taxes:

All real estate taxes and other ad valorem taxes, including, without limitation, betterments or other assessments imposed, assessed or levied upon the Building or the Demised Premises. Until such time as the Building or the Demised Premises is separately assessed and taxed by the Town of Northbridge, Lessee’s Share of Real Estate Taxes shall be determined by dividing the area of the Demised Premises by the aggregate total area of all of the land constituting the Property. At such time as the Building or the Demised Premises is separately assessed and taxed by the Town of Northbridge, Lessee’s Share of Real Estate Taxes shall equal the real estate tax allocated to the Building, the Demised Premises, or both, as the case may be, by the Town of Northbridge.

(m) Lessor’s Common Area Maintenance Fee:	The amount paid by Lessor to the Trustees of the Condominium as Lessor’s share of the common expense of the Condominium in accordance with the Master Deed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(n) Minimum Rent:

As long as Lessee is only leasing the Demised Premises as defined herein, Minimum Rent during the Initial Term shall be based on rentable floor area (“RSF”) (in square feet) of the Building, as follows:

	Period	Minimum Rent (per RSF)
	Rent Commencement Date through the end of Lease Year 1	$61.00 “Base Rent Rate” (BRR)
	Lease Year 2	BRR + $1.00 per RSF
	Lease Year 3	BRR + $2.00 per RSF
	Lease Year 4	BRR + $3.00 per RSF
	Lease Year 5	BRR + $4.00 per RSF
	Lease Year 6	BRR + $5.00 per RSF
	Lease Year 7	BRR + $6.00 per RSF
	Lease Year 8	BRR + $7.00 per RSF
	Lease Year 9	BRR + $8.00 per RSF
	Lease Year 10	BRR + $9.00 per RSF
	Lease Year 11	BRR + $10.00 per RSF
	Lease Year 12	BRR + $11.00 per RSF
	Lease Year 13	BRR + $12.00 per RSF
	Lease Year 14	BRR + $13.00 per RSF
	Lease Year 15	BRR + $14.00 per RSF

As long as Lessee is only leasing the Demised Premises as defined herein, Minimum Rent during any Option Term shall be based on RSF of the Building, as follows:
	Period	Minimum Rent
First Option Term:
	Years 16-20 or	95% of FMV
	Years 16-25	95% of FMV

Second Option Term:
	Years 21-25 or	95% of FMV
	Years 21-30 or	95% of FMV
	Years 26-30 or	95% of FMV
	Years 26-35	95% of FMV

(o) Mortgage & Mortgagee:

For purposes hereof, the term Mortgage shall mean any real estate mortgage, ground lease or superior lease, deed of trust or any other security agreement or indenture affecting the Property or the Demised Premises; the term Mortgagee shall mean the holder of any such real estate mortgage, any ground lessor or superior lessor, or any trustee or holder of any such deed of trust, security agreement or indenture.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(p) Permitted Use:

Lessee shall use and occupy the Demised Premises for general and executive office, commercial manufacturing, lab and Research and Development purposes or any other lawful use supporting Lessee’s day-to-day business operations subject, however, to applicable zoning and other regulatory requirements and to any limitations expressly set forth herein, and for no other use.

(q) Property:

The “Property” known as “Osterman Commerce Park”, situated on the southerly side of Church Street Extension, in the Town of Northbridge, County of Worcester and Commonwealth of Massachusetts, shown as “Lot B2” on a plan of land entitled “Osterman Commerce Park, a Planned Business Development, Plan of Land in Northbridge, Massachusetts” prepared by Allen Engineering & Associates, Inc. dated May 7, 2021, and recorded with Worcester District Registry of Deeds in Plan Book 961, Plan 57.

(r) Proposition 2½:	Massachusetts General Laws Chapter 59, Section 21C.

(s) Rent Commencement Date:	That date which is four (4) months following the Lease Commencement Date.

(t) Tax Year:

“Tax Year” means each twelve (12) month period (deemed, for the purposes of this lease, to have 365 days) established as the real estate tax year by the taxing authorities having lawful jurisdiction over the Property. At present, the Tax Year is July 1 through June 30.

(u) Term:	The Initial Term, except that if any option to extend the Initial Term of this Lease is properly exercised, the resulting Term shall end at midnight on the last day of any such extension.

(v) Termination Date:

Fifteen (15) years from the Rent Commencement Date, unless an option to extend the Term is properly exercised, or the Term is earlier terminated pursuant to the provisions of this Lease, in which case the Termination Date shall be the date on which any Option Term expires or earlier termination occurs, as the case may be. Notwithstanding the foregoing, in no event shall any delays in the Rent Commencement Date as described in Section 1(j) above serve to extend the Termination Date.

Section 2. Common Area Rights. The Demised Premises are leased together with the non-exclusive right to use, in common with others lawfully entitled thereto, the Common Area, as the same may exist from time to time, for access, egress, parking, sidewalks, parking areas, driveways and service areas, The Trustees of the Condominium shall have the right to install, maintain, use, repair, replace, alter, change, relocate and remove the Common Area from time to time, including the right to change the size, type, location, nature and shape of the Common Area or the Property, provided such changes do not prohibit or unreasonably interfere with the adequate parking or permanent access to and entrance to the Demised Premises or affect Lessee’s ability to run its day to day operations. Lessor reserves the right (without thereby assuming the obligation) to install, maintain, use, repair and replace all pipes, ducts, wires, meters,

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

utility lines and other equipment or materials which now are or hereafter may be, in the judgment of Lessor, required to be in the Demised Premises provided such changes do not unreasonably interfere with adequate parking, day to day ability of Lessee to run its operations or unreasonably impair Lessee’s permanent access to the Demised Premises. The Demised Premises are leased subject to the mortgages and other existing encumbrances of record, if any, and Lessor represents and warrants that as of the Lease Commencement Date there are no existing encumbrances of record that would prohibit or have an adverse effect on Lessee’s use and enjoyment of the Demised Premises as set forth in this Lease.

ARTICLE II

Term and Commencement

Section 1. Term. Lessee shall have and hold the Demised Premises beginning on the Lease Commencement Date and ending on the Termination Date unless extended or sooner terminated as provided herein.

Section 2. Recording. At Lessee’s request, Lessor and Lessee shall execute and deliver a Notice of Lease suitable for recording and setting forth the name of Lessor and Lessee, the term of this Lease, an appropriate description of the Demised Premises, and such other information as is required by Massachusetts General Laws Chapter 183, Section 4. Said Notice of Lease shall be prepared and recorded by Lessee. A copy of this Lease shall not be recorded in any Registry of Deeds or Land Court Registry District. No Notice of Lease so executed and recorded shall, under any circumstances: include any financial terms of this Lease; be deemed to alter or revise any term or provision of this Lease; be deemed a construction of this Lease; or, in the event of conflict, control or otherwise affect any term of this Lease.

Section 3. Holdover. Lessee shall have the right to extend the Initial Term or any Option Term for two (2) months, upon written notice to Lessor given not less than six (6) months prior to the end of the then current term, at the then-current Minimum Rent and Additional Rent rate during such two-month extension. In the event that Lessee remains in possession of the Demised Premises after any two-month extension, then such holdover by Lessee shall not be deemed to create any tenancy and Lessee shall be a tenant at sufferance, subject only to all of Lessee’s obligations set forth herein, and shall pay rent at the rate of one hundred twenty five percent (125%) of the Minimum Rent paid by Lessee during the immediately prior Initial Term or Option Term, one hundred percent (100%) of any Additional Rent paid by Lessee during the immediately prior Initial Term or Option Term, one hundred percent (100%) of the cost of electricity and all other utilities supplied to the Demised Premises, and one hundred percent (100%) of other charges provided for under this Lease. Lessor’s acceptance of any sum or purported rent check after the Termination Date shall not create any tenancy, including but not limited to a tenancy at will, it being agreed that Lessee's status shall remain that of a tenant at sufferance, at the aforesaid daily rate. Any reference in this Lease to Lessee's obligations continuing during the period of any holdover shall not be deemed to grant Lessee the right to a holdover or imply Lessor's consent to any such holdover. In no event shall Lessee be liable for any special, punitive, or consequential damages in connection with any holdover.

ARTICLE III

Rent

Section 1. Minimum Rent. Lessee shall yield and pay to Lessor the Minimum Rent during the Term hereof, all such rent to be payable in equal monthly installments in advance beginning on the Rent Commencement Date, and thereafter on the first day of each calendar month during the Term without offset or deduction and without previous demand therefore.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 2. Taxes

(a)
Except as otherwise set forth herein, beginning on the Rent Commencement Date, Lessee shall pay to Lessor Lessee’s Share of Real Estate Taxes for each Tax Year during the term hereof. Lessee’s Share of Real Estate Taxes shall include, but shall not be limited to, reasonable attorney’s fees, appraiser’s fees and Lessor’s reasonable administrative costs of any contest or appeal pursued by either Lessee or Lessor in an effort to reduce the tax or assessment on which any tax or other imposition provided for in this Section is based.

(b)
Lessee shall pay, prior to delinquency, any and all taxes and assessments levied, assessed or imposed during the Term hereof upon or against all furniture, fixtures, signs and equipment and any other personal property installed or located within, or for the exclusive benefit of, the Demised Premises.

(c) The provisions of this Article are predicated upon the present system of taxation in the Commonwealth of Massachusetts. If taxes upon rentals or otherwise pertaining to the Demised Premises shall be substituted, in whole or in part, for the present ad valorem real estate taxes or assessed in addition thereto, then Lessor’s obligation to pay such taxes shall be based upon such substituted taxes, to the extent to which the same shall be a substitute for present ad valorem real estate taxes, and Lessee shall be responsible for any additional taxes.

In the event of any Proposition 2½ override, Lessee shall pay the portion of the tax bill attributable to the override.

In the event Proposition 2½ is repealed, Lessor’s obligation to pay taxes shall be limited as follows: In the first fiscal year during which Proposition 2½ is no longer in effect, Lessor shall pay taxes in an amount equal to the taxes due in the prior fiscal year plus the lesser of 2½% of such amount or the actual increase in the tax bill from the prior fiscal year. Lessee’s Percentage Share (100%) of all taxes in excess of the amount allocated to Lessor shall be paid by Lessee. This process shall continue each year with the base tax payment always being the tax paid by Lessor in the prior fiscal year and with the percentage increase being calculated based on the change in the amount of the tax bill from the prior year. The only exception to the determination of Lessor’s base tax calculation is that Lessor shall also be responsible for any tax obligation attributed to an increase in the value of the Property as determined by the Northbridge Assessor or such other valuation as may result from any appeal of the Assessor’s determination.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

By way of example only, assuming a hypothetical Lessee’s percentage share of 50.21%, if Proposition 2½ is repealed in March of 2024 and the repeal is in effect starting with fiscal 2025, if the fiscal year 2024 tax bill is $100.00 and the tax bill increases 4% to $104.00 for fiscal year 2025, but the assessed value of the Property does not change, Lessor shall pay the first $102.50 ($100 x 1.025) taxed in fiscal year 2025 and Lessee shall pay 50.21% of the remaining $1.50 (.75¢). Assuming the tax bill then increases 2.5% to $106.60 in fiscal year 2026, but the assessed value of the Property does not change, Lessor shall pay $105.83 ($103.25 x 1.025) and Lessee shall pay the remaining .77¢ ($106.60 - $105.83). If the bill then increases 2% to $108.73 in fiscal year 2027, but the assessed value of the Property does not change, Lessor shall pay $107.95 ($105.83 x 1.02) and Lessee shall pay the remaining .78¢ ($108.73 – $107.95). If the tax bill for fiscal 2024 increases by 6% to $115.25 and two thirds of the increase is attributable to an increase in the assessed value of the Property, Lessor shall pay $114.42 ($107.95 x 1.06) and Lessee shall pay the remaining .83¢. This hypothetical example is shown below.

Fiscal Year	Tax Bill	Increase from Prior Year	Portion of Increase Due to Increased Assessed Value	Portion of Increase Allocable to Lessee (50.21% x amount of the increase not resulting from an increase in value)	Lessor’s Portion	Lessee’s Portion
2024	$100.00	N/A	N/A	N/A	$100.00	-----
2025	$104.00	4%	0	2.0084%	$103.25	.75¢
2026	$106.60	2½%	0	1.25525%	$105.83	.77¢
2027	$108.73	2%	0	1.0042%	$107.95	.78¢
2028	$115.25	6%	4%	1.0042%	$114.42	.83¢

The Town of Northbridge currently taxes residential and commercial properties at the same rate (the “Single Rate”). If the Town of Northbridge ever adopts a system resulting in different rates for residential and commercial property (the “Split Rate”), Lessor’s obligation to pay taxes shall be limited as follows: In the first fiscal year during which the Single Rate is no longer in effect, Lessor shall pay taxes in an amount equal to the taxes due in the prior fiscal year plus the lesser of 2½% of such amount or the actual increase in the tax bill from the prior fiscal year. Lessee’s Share of Real Estate Taxes in excess of the amount allocated to Lessor shall be paid by Lessee. This process shall continue each year with the base tax payment always being the tax paid by Lessor in the prior fiscal year and with the percentage increase being calculated based on the change in the amount of the tax bill from the prior year. The only exception to the determination of Lessor’s base tax calculation is that Lessor shall also be responsible for any tax obligation attributed to an increase in the value of the Property as determined by the Northbridge Assessor or such other valuation as may result from any appeal of the Assessor’s determination.

By way of example only, assuming a hypothetical Lessee’s percentage share of 50.21%, if the Town of Northbridge adopts a Split Rate in March of 2024 and the change is in effect starting with fiscal 2025, if the fiscal year 2024 tax bill is $100.00 and the tax bill increases 4% to $104.00 for fiscal year 2025, but the assessed value of the Property does not change, Lessor shall pay the first $102.50 ($100 x 1.025) taxed in fiscal year 2025 and Lessee shall pay 50.21% of the remaining $1.50 (.75¢). Assuming the tax bill

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

then increases 2.5% to $106.60 in fiscal year 2026, but the assessed value of the Property does not change, Lessor shall pay $105.83 ($103.25 x 1.025) and Lessee shall pay the remaining .77¢ ($106.60 - $105.83). If the bill then increases 2% to $108.73 in fiscal year 2027, but the assessed value of the Property does not change, Lessor shall pay $107.95 ($105.83 x 1.02) and Lessee shall pay the remaining .78¢ ($108.73 – $107.95). If the tax bill for fiscal 2028 increases by 6% to $115.25 and two thirds of the increase is attributable to an increase in the assessed value of the Property, Lessor shall pay $114.42 ($107.95 x 1.06) and Lessee shall pay the remaining .83¢. This hypothetical example is shown below.

Fiscal Year	Tax Bill	Increase From Prior Year	Portion of Increase Due to Increased Assessed Value	Portion of Increase Allocable to Lessee (50.21% x amount of the increase not resulting from an increase in value)	Lessor’s Portion	Lessee’s Portion
2024	$100.00	N/A	N/A	N/A	$100.00	-----
2025	$104.00	4%	0	2.0084%	$103.25	.75¢
2026	$106.60	2½%	0	1.25525%	$105.83	.77¢
2027	$108.73	2%	0	1.0042%	$107.95	.78¢
2028	$115.25	6%	4%	1.0042%	$114.42	.83¢

Section 3. Payment of Rent. All payments of Minimum Rent, Additional Rent or other sums due under this Lease shall be made payable to Lessor, and sent to the address to which notices hereunder to Lessor are to be delivered or to such other payee or at such other address as Lessor may designate in writing from time to time.

For the Tax Years in which the Rent Commencement Date and the Termination Date occur, the provisions of this Section shall apply, but Lessee’s liability for any taxes for such year shall be subject to a pro rata adjustment based upon the number of days of such Tax Year falling within the period on and after the Rent Commencement Date or on or before the Termination Date during which the Demised Premises are leased to Lessee.

ARTICLE IV

Condition of the Demised Premises

Section 1. Lessee Design and Space Planning. Lessee shall have the express right to use its selected architect for the preparation of its initial fit plans and the BOD attached hereto as Exhibit B and incorporated herein. Lessor shall be responsible for all construction drawings including MEP-FPs (Mechanical, Electrical and Plumbing and Fire Protection) related to the construction of the exterior and interior of the Building. Lessor and Lessee shall mutually agree upon the complete MEP-FP design which shall be consistent with the BOD, and approved by both parties shall become the “Final Plans”. All costs for space plans/fit plans, revisions, mechanical and electrical, plumbing, and fire protection plans, and construction drawings are to be borne by Lessor.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

The parties acknowledge and agree that the intent is for the Lessor Improvements to be done on a so-called “turn-key” basis at Lessor’s sole cost and expense and without a cap and shall be completed in accordance with the BOD and Final Plans, and that such work will include installation of all building equipment and building systems specifically included in the BOD and Final Plans, and responsibility for fully commissioning and qualifying the same to the applicable requirements of the United States Food and Drug Administration. The parties will cooperate in good faith throughout the design and construction process to value engineer the Lessor Improvements to achieve a mutually satisfactory solution, each acting reasonably and promptly, but in all events within the time periods required by the terms of this Lease for responses. Lessor has the right to review and reasonably agree or offer alternatives to be reviewed and agreed upon mutually to any and all Lessee architectural plans, designs and layouts for its fit plans to confirm finish costs are within Lessor’s scope of work. Any net incremental cost of changes from the Final Plans shall be at the sole cost and expense of Lessee. Lessee agrees that to the extent the failure to timely meet any deadline under the schedule, time being of the essence, is due to a Lessee Risk Event (as defined herein), the same shall not be a Lessor delay, as the risk of such delay in connection with such delayed performance shall be borne by Lessee. The term “Lessee Risk Event” shall mean an instance whereby Lessee requests Material Changes to the agreed upon BOD after the date hereof, but before the Final Plans have been approved that is: x) not consistent with the requirements hereunder regarding Lessor Improvements; and/or y) not consistent with the types of comments lessees typically and customarily make as part of the construction process, but which is made due to Lessee having changed Lessee’s preference from the preferences previously agreed upon between the parties as of the date hereof and as set forth in the BOD. For purposes hereof “Material Changes” shall mean only the following: a) when the character of the work and/or the design intent as altered differs materially in kind or nature from that involved or included in the original proposed construction; or b) when the measured quantity of any item of work is increased in excess of the original proposed quantity. Failure of Lessor to promptly incorporate the same or to cooperate with Lessee to value engineer any such changes and minimize their impact on the construction budget and schedule, under the circumstances, may entitle Lessee to the remedies set forth in Article I, Section 1(j) above. Lessor must provide Lessee with a detailed budget estimate showing the specific materials and labor required to complete the Lessee Risk Event and also showing the specific materials and labor savings from any offsetting value engineering events. Lessee shall only be liable for the net incremental increase in the costs of Lessor Improvements to the extent the same are directly attributable to a Lessee Risk Event. All Lessee Risk events and value engineering events will be tracked and on a quarterly basis and the net incremental amounts, if any, shall be billed to Lessee and shall be paid within forty-five (45) days after receipt of a detailed invoice from Lessor, provided both parties have mutually agreed upon Lessee’s responsibility for the cost of such items. For the avoidance of doubt, Lessor waives the right to claim Lessee changes were a Lessee Risk Event if Lessor does not provide notice to Lessee of such determination prior to finalizing the Final Plans. Once the Final Plans are complete and approved by both parties, any Lessee initiated requested changes will be evaluated by both parties to assess the impact and Lessor and Lessee will cooperate to minimize the impact of such changes. Lessor must provide Lessee with a detailed budget estimate showing the specific materials and labor required to complete the Lessee initiated change and also showing the specific materials and labor savings from any offsetting value engineering events. All Lessee initiated changes and value engineering changes will be tracked and on a quarterly basis any net incremental amount shall be billed to Lessee and shall be paid within forty-five (45) days after receipt of a detailed invoice from Lessor, and any credits accrued by Lessee from such value engineering can be applied to any additional changes to the project scope initiated by Lessee.

At Lessor’s expense, for Lessee’s exclusive use, Lessor shall construct a fully paved parking field able to accommodate a minimum of one hundred (100) cars (to include spaces for hybrid cars and the number of handicapped spaces required by applicable laws), and including exterior lighting.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Lessor will provide a copy of Lessor’s construction contract for the Lessor Improvements to Lessee prior to finalizing the same and agrees to provide Lessee with an opportunity to review and comment on the same. Lessor shall incorporate any reasonable comments received from Lessee into such construction contract and insure the final contract meets with Lessee’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. In addition, Lessor shall require Lessor’s contractor to provide detailed monthly reports to Lessor with a copy each month to Lessee which report shall include job photos, an updated schedule, and a summary of issues and open items.

Section 2. Lessor Improvements. Within thirty (30) days of the date hereof, Lessor shall deliver to Lessee a plan of the proposed improvements at the Property depicting the location of the Building and the utilities, sidewalks, parking areas, driveways, service areas, and landscaped areas necessary to serve the Building (the “Site Plan”). Within ten (10) business days of receipt of the Site Plan, Lessee will acknowledge the sufficiency of the Site Plan, or give Lessor notice of any specific deficiencies in the Site Plan. In the event that Lessee shall fail or neglect to acknowledge the sufficiency of the Site Plan, or give Lessor notice of any specific deficiencies in the Site Plan within such ten (10) business day period, and such failure continues for three (3) business days following a second written notice from Lessor to Lessee together with email notification from Lessor sent to: [***]; Lessee shall be deemed to have accepted the sufficiency of the Site Plan. Upon mutual approval of the Site Plan, Lessor shall use commercially reasonable efforts to obtain all Necessary Approvals (as hereinafter defined) for the Lessor Improvements including applying for any such permits within five (5) days after such mutual approval and thereafter diligently pursuing the same. Upon receipt of a Building Permit and any and all related approvals from any and all governmental authorities, including but not limited to the Town of Northbridge, necessary to construct the Building and the Lessor Improvements (the “Necessary Approvals”), Lessor, at Lessor’s sole cost and expense, shall construct the Building and the Lessor Improvements in accordance with the Site Plan and the Final Plans, and upon completion of the Building shall deliver the Building to Lessee with such Lessor Improvements substantially completed (including all qualified clean rooms), with the Property and Building in compliance with all applicable laws, including the ADA, and free from Hazardous Materials and latent defects, with all Building mechanical electrical, plumbing and HVAC in good working order condition and repair, and the envelope of the Building weather tight.

Section 3. Lessee Self-Help. In the event Lessor fails to commence construction of the Lessor Improvements within 15 days following obtaining the building permit and any and all of the Necessary Approvals, or stops work on the Lessor Improvements for a period of 15 consecutive days or more at any point, and the same was not caused by a Lessee Risk Event or a Force Majeure event, then Lessee shall have the right to elect to manage the outstanding Lessor Improvements upon providing five (5) business days’ advance notice to Lessor; provided Lessee’s notice of such election shall be void in the event Lessor re-commences construction of the Lessor Improvements within such 5-business day period. In the event Lessor does not so re-commence construction, Lessor shall within three (3) business days following the expiration of the initial 5-business day period, assign its rights under any and all third-party contracts concerning the performance of the Lessor Improvements to Lessee. Lessee shall have the right to offset and deduct the actual out of pocket costs of any such outstanding Lessor Improvements (completed in accordance with the BOD and Final Plans) incurred by Lessee from any Minimum Rent and additional rent as the same becomes due under this Lease until fully reimbursed for costs incurred; provided, however, Lessee shall have no right to offset Minimum Rent for amounts incurred by Lessee for any changes made by Lessee to the Final Plans. In the event Lessee elects to undertake such self-help, the Lease Commencement Date shall be modified (notwithstanding anything to the contrary contained in this Lease) to be the date Lessee substantially completes the Lessor Improvements and the Rent Commencement Date shall be modified (notwithstanding anything to the contrary contained in this Lease) to be the date which is four (4) months following the date Lessee substantially completes the Lessor Improvements.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

ARTICLE V

Maintenance

Section 1. Lessee’s Maintenance. Lessee shall be responsible for performing the following work related to the Building and the Demised Premises (“Lessee’s Maintenance”):

(a)
Interior cleaning and interior maintenance of the Building; and
(b)
Exterior maintenance to Building caused by normal wear and tear, limited to glass, window frames, windows, doors, door frames and signs, except that during the one-year period immediately following the Lease Commencement Date, to the extent that such maintenance is covered by the builder’s warranty to Lessor, if any, Lessor shall be responsible for such maintenance. Lessor shall warrant the Building, roof, and any equipment installed by Lessor or any Lessor contractor as part of the Lessor Improvements for the same period of time as any warranties obtained from Lessor’s general contractors performing the initial installation of the same (which in no event shall run for less than one (1) year following the Lease Commencement Date) and shall transfer or assign the right to pursue enforcement of any such third-party warranties to Lessee during the Term (and any Option Term if exercised) to the extent Lessee seeks to enforce the same.

In the event Lessor is not satisfied with the timing or quality of Lessee’s performance of any of Lessee’s Maintenance, upon thirty (30) days prior written notice thereof from Lessor, Lessee shall promptly perform the maintenance and repair described in Lessor’s notice. If Lessee shall fail, neglect or refuse to perform such maintenance or repair within such thirty (30) day period, then Lessor may, at Lessor’s option, perform such maintenance or repair and charge Lessee for the reasonable, out-of-pocket cost thereof actually incurred by Lessor as Additional Rent.

Section 2. Lessor’s Maintenance. Lessor shall be responsible at Lessor’s sole cost and expense for repair and replacement of: the Demised Premises (excluding the Building except as provided herein); the structure of the Building (including the structural walls insulated wall panels, structural steel, underground conduits, underground piping, roof, roof membrane, roof insulation, roof decking, and foundation thereof); the utilities systems constructed or installed by Lessor; and the space heating and cooling equipment installed by Lessor (“Lessor’s Maintenance”). Subject to reimbursement by Lessee as Additional Rent in accordance with the terms and conditions of this Lease, Lessor shall be responsible for: a) lawn mowing, shrub pruning, and spring and fall cleanup of all portions of the Demised Premises adjacent to and exclusively serving the Building; b) sweeping, striping, and repairing the pavement within the parking lot adjacent to and exclusively serving the Building, and clearing the storm drains serving such parking lot as needed; c) snow removal from the parking lot adjacent to and exclusively serving the Building; and d) snow removal (including shoveling) and applying ice melting materials on all walkways and areas adjacent to and exclusively serving the Building. Notwithstanding anything to the contrary herein contained, should any of Lessor’s Maintenance be necessitated by the negligence or acts of Lessee or anyone acting for or on behalf of Lessee, or by the act or omission of any of Lessee’s customers, vendors, agents, licensees, suppliers, contractors, invitees, guests, employees, or any others acting pursuant to their relationship with Lessee, Lessee shall reimburse Lessor as Additional Rent for the cost of such work within thirty (30) days of receipt of written notice from Lessor.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 3. Common Area Maintenance.

(a)
Lessee shall reimburse Lessor, as Additional Rent hereunder, Lessor’s Common Area Maintenance Fee paid to the Trustees of the Condominium.

(b)
Notwithstanding anything to the contrary contained in this Lease, Lessor’s Common Area Maintenance Fee shall not include:
i.
leasing commissions, fees and costs, advertising and promotional expenses and other costs incurred in procuring tenants or in selling the Building or the Property;
ii.
legal fees or other expenses incurred in connection with enforcing leases with other tenants in the Building, if any;
iii.
costs of renovating or otherwise improving or decorating space for any tenant or other occupant of the Building or the Property, including Lessee, or relocating any tenant;
iv.
financing costs including interest and principal amortization of debts and the costs of providing the same;
v.
except as otherwise expressly provided above, depreciation;
vi.
rental on ground leases or other underlying leases and the costs of providing the same;
vii.
salaries, wages, benefits and other compensation paid to officers or executive employees of Lessor who are not assigned in whole or in part to the operation, management, maintenance or repair of the Property, except for one manager who is routinely and materially involved in property management matters for the Property;
viii.
the property management fee of any third-party property manager or any affiliate management company of Lessor, whom Lessor may elect to engage from time to time to perform management services hereunder, that is in excess of the lesser of 2% of gross revenue of the Demised Premises (meaning all amounts paid by Lessee to Lessor under this Lease during the applicable Lease Year) or the property management fee paid to property managers to manage properties similar to the Demised Premises and situated in the same general locale as the Demised Premises;
ix.
Any liabilities, costs or expenses associated with or incurred in connection with the evaluation, investigation, removal, enclosure, encapsulation or other handling of Hazardous Materials in, on or about the Building or Property that: a.) existed prior to the Lease Commencement Date; b.) are incurred solely by Lessor; or c.) are caused by another tenant (other than Lessee or an affiliate of Lessee) of the Building or Property (collectively, “Excluded Hazardous Materials Events”) and the cost of investigating, negotiating, defending against claims in regard to any Excluded Hazardous Materials Events;
x.
costs of any items for which Lessor is paid or reimbursed by insurance;
xi.
increased insurance premiums resulting from claims relating to acts or omissions of any party other than Lessee;
xii.
charges for electricity, water, or other utilities, services or goods and applicable taxes for which Lessee or any other tenant, occupant, person or other party is obligated to reimburse Lessor or to pay to third parties;
xiii.
the cost of any HVAC, janitorial or other services provided to other tenants of the Building on an extra cost basis after regular business hours (to the extent such costs are charged to Lessee,

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

the same shall be deducted from Lessor’s Common Area Maintenance Fee hereunder);
xiv.
the cost of installing, operating and maintaining any specialty service, such as a cafeteria, observatory, broadcasting facilities, child or daycare which is not requested by Lessee;
xv.
costs actually covered by warranties, or the cost of correcting defects or deficiencies in the design, construction or equipment of: (x) the Lessor Improvements for 1 year following the date of Substantial Completion thereof; and (y) the structural portions of the Building for the entire Term;
xvi.
cost of any work or service performed on an extra cost basis for any other tenant in the Building or the Property to a materially greater extent or in a materially more favorable manner than furnished generally to the other tenants and occupants;
xvii.
cost of any work or services performed for any facility other than the Building or Property;
xviii.
any cost representing an amount paid to a person, firm, corporation or other entity related to or performed by affiliates of Lessor that is in excess of the amount which would have been paid in the absence of such relationship;
xix.
cost of initial cleaning and rubbish removal from the Building or the Property to be performed before final completion of the Building or tenant space;
xx.
cost of initial landscaping of the Building or the Property;
xxi.
cost of any item that, under GAAP, are properly classified as capital expenses;
xxii.
lease payments for rental equipment (other than equipment for which depreciation is properly charged as an expense) that would constitute a capital expenditure if the equipment were purchased;
xxiii.
cost of the initial stock of tools and equipment for operation, repair and maintenance of the Building or the Property;
xxiv.
late fees or charges incurred by Lessor due to late payment of expenses, or any penalties, fines, or assessments levied against Lessor pursuant to the Condominium Documents unless and only to the extent directly caused by the acts or omissions of Lessee;
xxv.
cost of acquiring, securing, cleaning or maintaining sculptures, paintings and other works of art;
xxvi.
charitable or political contributions;
xxvii.
reserve funds;
xxviii.
all other items for which another party compensates or pays so that Lessor shall not recover any item of cost more than once;
xxix.
Lessor’s general overhead and any other expenses not directly attributable to the operation and management of the Building and the Property (e.g. the activities of Lessor’s officers and executives or professional development expenditures);
xxx.
costs and expenses incurred in connection with compliance with or contesting or settlement of any claimed violation of law or requirements of law;
xxxi.
costs of mitigation or impact fees or subsidies (however characterized), imposed or incurred prior to the date of the Lease or imposed or incurred solely as a result of another tenant’s or tenants’ use of the Property or their respective premises; and
xxxii.
costs related to public transportation, traffic mitigation, transit and vanpools, including special assessments levied against the Building or Property related thereto, unless such transit

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

services are specifically requested by Lessee.

(c)
In the event that the Trustees of the Condominium have not determined Lessor’s Common Area Maintenance Fee on or before the Lease Commencement Date, then for the period beginning on the Lease Commencement Date and ending on the last day of the calendar month immediately preceding the delivery by Lessor to Lessee of the first annual statement described in the next paragraph, the foregoing charge shall be based upon industry standards for comparable developments. For subsequent periods, Lessor’s Common Area Maintenance Fee shall be the amount determined by the Trustees of the Condominium, subject to Section 4(b) above. Commencing on the Rent Commencement Date, Lessor’s Common Area Maintenance Fee shall be paid in monthly installments on the first day of each calendar month, in advance, together with Minimum Rent. Within ninety (90) days following the end of each calendar year, Lessor shall furnish Lessee with a statement provided to Lessor by the Trustees of the Condominium, setting forth in reasonable detail the costs and expenses that are the basis of Lessor’s Common Area Maintenance Fee. Lessor shall request from the Trustees, if so requested by Lessee, back-up invoices, receipts and such other data as shall be reasonably necessary for Lessee to verify the amount of Lessor’s Common Area Maintenance Fee. If the total amount paid by Lessee under this paragraph for any such year shall be less than the actual amount due from Lessee for such year as shown on such statement, Lessee shall pay to Lessor the difference between the amount paid by Lessee and the actual amount due, such deficiency to be paid within thirty (30) days after the furnishing of each such statement. If the total amount paid by Lessee hereunder for any such year shall exceed such actual amount due from Lessee for such year, such excess shall be credited against the next installment due from Lessee to Lessor under this paragraph or paid to Lessee within thirty (30) days if this Lease has expired. Notwithstanding the foregoing or anything to the contrary herein contained, no such credit shall be paid during any Holdover period, on the expiration of the Holdover period any such credit will be immediately paid to Lessee. A fair and equitable adjustment shall be made with respect to any such payments due from Lessee to Lessor in connection with the last period of the Term, where the same does not coincide with the payment periods involved.
(d)
Lessor estimates, but does not guarantee, that Lessor’s Common Area Maintenance Fee will be as follows: for exterior maintenance, approximately $1.00 per RSF; for condominium fees, approximately $1.00 per RSF. Lessor estimates, but does not guarantee, that Lessee’s Share of Real Estate Taxes will be approximately $1.75 per RSF.
(e)
Lessor agrees that Lessee may audit, at Lessee’s sole cost and expense (except as expressly provided below), Lessor’s Common Area Maintenance Fee and Lessee’s Share of Real Estate Taxes charged by Lessor for a period up to three (3) years following the receipt of any statement of expenses for an operating year, in the case of operating expenses, and three (3) years from the later of (i) the receipt of any real estate tax statement for a tax year and (ii) the final determination by the taxing authority of real estate taxes for a tax year, in the case of real estate taxes. Lessee may use any firm of its choosing to perform the audits and any method of compensating such firm. If such audit discloses that the amount paid by Lessee as Lessor’s Common Area Maintenance Fee and/or Lessee’s Share of Real Estate Taxes, or of other Additional Rent payable by Lessee hereunder, has been overstated by more than five percent (5%), then, in addition to immediately repaying such overpayment to Lessee, Lessor shall also pay the reasonable costs incurred by Lessee in connection with such audit.
(f)
In the event that the Trustees of the Condominium fail, neglect, or refuse to undertake or conduct any Common Area Maintenance required to be undertaken or conducted by the Trustees of the Condominium, then Lessee may undertake or conduct any such Common Area Maintenance not undertaken or conducted by the Trustees of the Condominium and may deduct Lessee’s actual, out-of-pocket cost to undertake or conduct any such Common Area Maintenance from Additional Rent due hereunder. Lessor hereby appoints Lessee as its attorney in fact for the purpose of exercising any such self-help rights held by Lessor as a Unit Owner of the Condominium.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

ARTICLE VI

Covenants

Lessee covenants and agrees as follows:

(a)
To pay, when due, Minimum Rent and Additional Rent at the times and in the manner set forth herein;
(b)
To procure any licenses and permits required for any use to be made of the Demised Premises by Lessee;
(c)
To pay promptly when due the entire cost of any work to the Demised Premises undertaken by Lessee so that the Demised Premises shall, at all times, be free of liens for labor and materials; to procure all necessary permits before undertaking such work; to do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements; to provide Lessor with a complete set of as built plans once the work is complete; and to save Lessor harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work including, without limitation, reasonable attorneys’ fees. No such work may be performed without Lessor’s written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, and all of such work shall be performed only by qualified, licensed contractors. Notwithstanding the foregoing, or anything in this Lease to the contrary, Lessee shall be permitted to perform non-structural work costing up to $100,000 per year without the need for Lessor’s consent provided that Lessee has first provided Lessor a description of any such work to be undertaken by Lessee together with a copy of any and all plans and specifications commission by or on behalf of Lessee for such work (“Permitted Alterations”). Upon receipt of written notice from Lessor, Lessee shall take over Lessor’s defense in any action related to work undertaken by Lessee on the Demised Premises. Except in the case of an emergency or unless Lessor is accompanied by an employee of Lessee, Lessor will not enter any area in which Lessee has given Lessor clear written notice that there are medical records stored and Lessor agrees to take all commercially reasonable steps to maintain, and to require its contractors, subcontractors and agents to maintain, the privacy and confidentiality of such in the event they enter such areas. Lessee, without Lessor consent and without notice to Lessor and without the requirement to provide plans to Lessor, shall be permitted to complete any aesthetic alterations including such items such as carpets, hanging of artwork, painting of walls, and the likeness of.
(d)
Subject to Lessee’s security requirements, to permit Lessor and Lessor’s agents to examine the Demised Premises during normal business hours , providing a minimum of 24 hour prior notice (except in the case of an emergency for which there are no timing requirements, but notice of which shall be given as soon as possible) and to show the Demised Premises to prospective lenders, purchasers or tenants, but Lessor shall not show the Demised Premises to prospective tenants until the last nine (9) months of the Term; to permit Lessor to enter the Demised Premises (upon prior notice to Lessee except in the case of an emergency for which there are no timing requirements, but notice of which shall be given as soon as possible) to make such repairs, improvements, alterations or additions thereto as may be required in order to comply with the requirements of any public authority having jurisdiction over the Demised Premises, or as may be desired by Lessor or required of Lessor under the terms of this Lease, provided that in each case Lessor uses commercially reasonable efforts to exercise the foregoing rights in a manner and at such times so as to minimize disruption to Lessee’s business operations in the Demised Premises to the maximum extent possible.
(e)
To pay, when due, any and all State, Federal or local taxes based upon Lessee’s use or occupation of the Demised Premises or pertaining to Lessee’s personal property or resulting from any alterations,

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

additions or improvements made on Lessee’s behalf or by Lessee to the Demised Premises.
(f)
To comply with all applicable laws, orders, and regulations of any governmental authorities pertaining to Lessee’s use and occupation of the Demised Premises.
(g)
To refrain from doing anything, taking any action or failing to act in such a manner that will cause any increase in the fire insurance rates pertaining to the Demised Premises or the Building and to comply with any rules, regulations or recommendations of the National Board of Fire Underwriters, any rating bureau, or any similar association performing such function and failing same, to pay to Lessor any increase in premiums resulting therefrom.
(h)
To keep the Building adequately heated for the protection of the plumbing therein to the extent the same is within Lessee’s control.
(i)
To permit no waste with respect to the Demised Premises.

ARTICLE VII

Use of Demised Premises

Section 1. Permitted Use Only. Lessee shall have the right to use the Demised Premises for the Permitted Use and for no other purposes whatsoever without Lessor’s prior written permission, which consent may be withheld or conditioned at Lessor’s sole discretion.

Section 2. Lessee shall not engage in any trade or occupation in the Demised Premises or use made thereof which will be unlawful, improper, excessively noisy or contrary to any applicable law or any municipal by-law or ordinance in effect in the Town of Northbridge, now or in the future. Lessee shall give prompt written notice to Lessor of any written notice it receives of the violation of any law or requirement of public authority, and at its own expense shall comply with all laws and requirements of authorities which shall, with respect to the Demised Premises or Lessee’s use and occupation thereof, or the abatement of any nuisance, impose any obligation, order, or duty on Lessor or Lessee arising from (i) Lessee’s use of the Demised Premises, (ii) the manner of conduct of Lessee’s business or operation of its installations, equipment, or other property, (iii) any cause or condition created by or on behalf of Lessee or (iv) breach of obligations of Lessee under this Lease.

Section 3. Use Restrictions. Lessee shall conform to the following provisions during the Term of this Lease:

(a)
Lessee shall follow all applicable town, state, and federal laws with regard to all matters related to its use of the Demised Premises, including but not limited to the disposal of medical waste and Hazardous Materials;
(b)
Except in connection with any Permitted Transfer or an assignment approved by Lessor, Lessee shall always conduct its operations in the Demised Premises under Lessee’s name as set forth herein, or as it may be legally changed or altered, or upon prior notice to Lessor of Lessee conducting its operations in the Demised Premises a name other than Lessee’s name as set forth herein;
(c)
Lessee shall not use the sidewalks, parking areas, driveways or other Common Area for advertising without the prior written consent of Lessor;
(d)
Lessee shall, at its own cost and expense, be responsible for the prompt removal of all Lessee’s trash, refuse and the like, from the Demised Premises and shall ensure that same be kept in a covered container at all times;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(e)
Lessee shall take whatever measures are reasonably necessary to ensure that floor load limitations are not exceeded in the Demised Premises;
(f)
Lessee shall not permit nor cause any offensive odors (which, for purposes of this Lease, include any odors that violate any applicable local, state, or federal rule or regulation governing such odors) or loud noise (including, but without limitation, the use of loudspeakers) to emanate from the Demised Premises or the Property, nor shall Lessee constitute a nuisance or menace to any other occupant or other persons in the Property or in neighboring buildings provided that the Permitted Use shall not be deemed to be a violation of this subsection;
(g)
Lessee shall not in any way, directly interfere with, the business operations of Osterman Propane LLC at the Property or other tenants located within the Property so long as such entities are held to the same standards as Lessee;
(h)
Lessee shall have the right to install a controlled access security system servicing the Building, including maintenance and monitoring, at Lessee’s sole cost and expense, provided, however that portions of the same will need to be coordinated with and installed as part of the Lessor Improvements and any wiring associated with such system will be installed by Lessor at Lessor’s expense as part of the Lessor Improvements, and following such installation any alterations or improvements to such controlled access security system servicing the Building shall be completed at Lessee’s sole cost and expense; and
(i)
Lessee shall have access to the Building 24 hours per day, 365 days a year.

ARTICLE VIII

Repairs and Alterations

Section 1. Lessee’s Work. Except for work for which Lessor is specifically responsible pursuant to this Lease, and subject to reasonable wear and tear and casualty and condemnation, Lessee shall do all work necessary to keep and maintain the Demised Premises, and all facilities and systems (to the extent exclusively serving the Demised Premises) inside the Demised Premises (or outside of the Demised Premises if such facility or system only serves the Demised Premises), in a neat, clean, sanitary condition and in good working order and repair, and in compliance with all applicable laws, ordinances or regulations of any public authorities having jurisdiction, including, without limitation, all electrical, plumbing, gas, heating, air-conditioning and sewage facilities, sprinklers, fixtures, walls, floors, ceilings, signs, building appliances and similar equipment, windows, window frames, doors, door frames, and all other glass or plate glass thereon. Lessor shall remain responsible for the repair and maintenance of the structural elements of the Building as set forth in Article V.

Section 2. Surrender of Demised Premises. Lessee shall, at the expiration or earlier termination of this Lease, remove its goods and effects and clean up and/or remove any Hazardous Materials to the extent placed on the Property by Lessee and peaceably yield up the Demised Premises, clean and in good working order, repair and condition, with any injury done to the Demised Premises or the Property by the installation or removal of Lessee’s fixtures or other property being promptly repaired by Lessee in a good and workmanlike manner, reasonable wear and tear, damage caused by any party other than Lessee or Lessee’s agents or invitees, casualty and condemnation excepted. Lessee shall be deemed to be occupying the Demised Premises until the Demised Premises is in the condition required herein.

In the event Lessee fails to leave the Property in the condition required above, Lessee’s personal property shall be deemed abandoned and may be disposed of by Lessor in any way Lessor sees fit, and Lessor shall not be accountable to Lessee for the disposal of such property, and Lessor may clean up and

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

dispose of any Hazardous Materials left at the Property. Lessee shall promptly reimburse Lessor for all costs and expenses related to such disposal, cleanup and/or removal.

Notwithstanding the foregoing, Lessee shall not be obligated to restore the Demised Premises, nor remove any cabling or wiring, during or at the end of the Term. In the event that Lessor approves any later alterations (i.e., following the initial buildout), Lessor shall inform Lessee at the time of approval, in writing, whether the same will need to be removed at the end of the Term.

Section 3. Alterations. Except for Permitted Alterations, Lessee shall obtain Lessor’s prior written consent for any alterations, improvements or additions to the Demised Premises, which shall not be unreasonably withheld, conditioned or delayed. All such work, including Permitted Alterations, shall be performed in accordance with all applicable laws, rules and regulations and in a good and workmanlike manner and shall not impair the safety or the structure of the Building, nor diminish the value of the Building as then constituted. At the expiration or earlier termination of this Lease, at Lessee’s expense, Lessee shall remove such alterations, improvements or additions as Lessor may request (provided such request is made at the same time Lessor approves the such alteration, improvement or addition) and shall return the Demised Premises to the condition it was in prior to such alterations, improvements or additions, less ordinary wear and tear, casualty, condemnation and any damage not caused by Lessee or Lessee’s agents or invitees. All such work shall be performed in accordance with all applicable laws, rules and regulations and in a good and workmanlike manner. Lessee shall be deemed to be occupying the Demised Premises until such work is completed.

Section 4. Future Expansions/Term Extension. Lessee, or a Related Entity or assignee otherwise approved by Lessor shall have the exclusive right to expand the Building by not greater than twenty thousand (20,000) rentable square feet of space upon notice to Lessor of Lessee’s intention to expand the Building. The exact terms and conditions of any such expansion shall be mutually agreed upon by Lessee and Lessor. In the event that the date that Lessor receives notice of such expansion occurs during the last five (5) years of the Term, then the Term shall be extended by five (5) years. No sublessee may have the right to expand the Building.

ARTICLE IX

Utilities

Lessee shall pay for all utility services provided to the Demised Premises, including, without limitation, electricity, gas, water, telephone, heat and sewage charges applicable to the Demised Premises. Lessor shall install at Lessor’s sole expense separate meters for electricity, water and sewer for the Demised Premises. Except as otherwise set forth herein, Lessor shall not be liable for any interruption of electricity (both inside and outside of the Building), gas, water, telephone, sewage, heat or other utility service supplied to the Demised Premises, unless such disruption is due to the negligence or willful misconduct of Lessor or its employees or vendors. Lessee shall pay, on being billed therefore, any water and/or sewer use tax imposed by any governmental authority, which is directly or indirectly applicable to the Demised Premises. In the event Lessee’s utility services are interrupted due to Lessor’s negligence or willful misconduct or Lessee’s use of or access to the Demised Premises is interrupted by reason of any repairs or improvements being made by Lessor, and the interruption lasts for more than three (3) business days, Lessee shall receive a day-for-day abatement of Minimum Rent and Additional Rent commencing on the day following such third consecutive business day until service, use, or access, as applicable, is restored. Any utilities servicing the Building, including propane supply, shall be competitively priced per market rates. Lessee shall have the right to bid out any utility services required by Lessee for the Building.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

ARTICLE X

Liability

Section 1. Indemnity. Each party shall save the other harmless and indemnified from all injury, loss, claims or damage of whatever nature to any person or property in the Demised Premises or about the Property arising from any act, omission or negligence of the other party, or the employees, agents, contractors, suppliers, licensees or invitees of any of the foregoing, except as set forth below. Lessor shall indemnify and hold harmless Lessee against any pre-existing hazardous materials contained in the Building or Property that were introduced prior to Lessee’s occupancy or by any party other than Lessee, except that Lessor shall neither indemnify nor hold harmless Lessee against any material that is nonhazardous and in compliance with applicable laws and regulations as of the Lease Commencement Date unless later reclassified otherwise or exacerbated by anyone other than Lessee or its agents or invitees.

Section 2. Lessor’s Non-Liability. Neither Lessor nor any agent or employee of Lessor shall be liable for any damage to the person or property of Lessee, or of any subtenant, or concessionaire, or of any employee, customer, patient, licensee, invitee, contractor or supplier, or guest of any of the foregoing except to the extent that such damage arises as a direct result of Lessor’s negligence or willful misconduct in the performance or failure to perform any of the obligations of Lessor under and pursuant to the terms and provisions of this Lease. Without in any way limiting the generality of the foregoing, Lessor, Lessor’s agents or employees, shall not be liable, in any event, for any damage resulting from (a) the interruption to business or damage to property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Demised Premises, or from the pipes, appliances or plumbing or from dampness or any other cause, or (b) any hidden defect in the Demised Premises.

Section 3. Notwithstanding anything to the contrary herein, Lessor shall be responsible for the repair of any structural and latent defects in the Building during the Term of the Lease, including any extension and/or option periods, at Lessor’s sole cost and expense. And for the avoidance of doubt, such costs and expenses shall be excluded from Lessor’s Common Area Maintenance Fee.

ARTICLE XI

Insurance

Section 1. Lessor’s Casualty and Liability Insurance. Lessor shall maintain, at all times during the Term of this Lease, with respect to the Building, insurance against loss or damage by fire the so-called special causes of loss coverage (which includes loss of rental income) for an amount of not less than one hundred percent (100%) of the full replacement cost and commercial general liability coverage with inclusive limits of not less than One Million Dollars ($1,000,000.00) per occurrence, Two Million Dollars ($2,000,000.00) in the aggregate, in the event of bodily injury or death. If Lessee’s use of any portion of the Demised Premises shall result in an increase in Lessor’s insurance premium, such increase shall be paid by Lessee promptly upon receipt of written notice from Lessor.

Section 2. Lessee’s Insurance. Lessee shall maintain, during the Term of this Lease, at its own expense, commercial general liability coverage with responsible companies qualified to do business in Massachusetts which shall insure Lessor (as a named, insured party), and all persons claiming under Lessor, as well as Lessee, against all claims for injuries to persons (including death) and property damage in an amount of no less than Five Million Dollars ($5,000,000.00) per occurrence. Lessee shall furnish Lessor with certificates for such insurance prior to the Lease Commencement Date and at least ten (10) days prior

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

to the expiration date of any of such policies. Each policy shall be non-cancelable with respect to Lessor’s interest without at least thirty (30) days prior written notice to Lessor from the insurer.

Lessee shall, at its own expense, maintain such insurance as it deems necessary or appropriate, including but not limited to workman’s compensation insurance, and fire and comprehensive casualty insurance of adequate amounts with respect to its own fixtures, merchandise, equipment and other property contained in the Demised Premises.

ARTICLE XII

Signs

Lessee shall have exclusive naming and signage rights on the interior and exterior of the Building and for the entry into the Building driveway (exclusive of and separate from signage for other tenants on the property). All signs erected or placed by Lessee shall be at Lessee’s sole cost and expense and only in compliance with the zoning by-laws of the Town of Northbridge, building code and other governmental permits and approvals necessary under any applicable laws, regulations, codes, orders, ordinances, rules and statutes now in effect. Lessee shall maintain its sign(s) at Lessee’s sole cost and shall obtain and maintain any and all permits therefore as may be required. Lessee shall maintain and keep its signs in good repair and shall remove such signs upon the expiration or earlier termination of this Lease. Lessee shall promptly repair any damage related to the erection or removal of such signs.

ARTICLE XIII

Assignment or Subletting

Lessee shall neither assign nor permit any assignment of this Lease by operation of law or otherwise, nor sublet any portion of the Demised Premises or permit occupation of the whole or any part thereof by another without, on each occasion, first obtaining Lessor’s written approval. Lessor’s approval shall not be unreasonably withheld, conditioned or delayed.

Notwithstanding the foregoing, Lessee may assign this Lease or sublease all or a portion of the Demised Premises to any entity that Lessee directly or indirectly controls, that is controlled by or under common control with Lessee, or that succeeds to all or substantially all of the assets and business of Lessee, whether by merger, consolidation, or transfer of assets (each a “Related Entity” and together, “Related Entities”) without Lessor’s approval. Any Related Entity may use the Demised Premises without Lessor’s approval. In addition, Lessee may assign this Lease or sublease all or a portion of the Demised Premises to the following entities without Lessor’s consent:

(i)
to an entity which purchases substantially all of the interests in or assets of an operating division, group, or department of Lessee, or which purchases the majority of Lessee’s business as conducted in the Demised Premises;
(ii)
to an entity or entities created by the division of Lessee into one or more separate corporations, partnerships, or other entities; and
(iii)
in connection with the public offering of the stock of Lessee, any affiliated or successor entity of Lessee, or any entity created in connection with the “spin-off” of an operating division, group, or department of Lessee.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

The transfer of any stock or other ownership interest in Lessee, including, without limitation, a majority or controlling interest in Lessee, shall not constitute an assignment of this Lease. Lessee may enter into desk-sharing licenses with entities with which it has a business relationship, without the consent of Lessor.

With Lessor’s prior approval, which shall not be unreasonably withheld, conditioned or delayed, Lessee may seek to assign this Lease or sublease all or a portion of the Demised Premises to a third party, Lessor shall respond to Lessee within twenty (20) days following Lessee’s request to sublease or assign, and if Lessor shall fail to respond and Lessee gives a second notice to Lessor, Lessor’s consent shall be deemed given if Lessor fails to respond within three (3) business days. Lessor may not deny consent to another tenant of the Building wishing to sublet its premises or assign its lease to Lessee. Lessor shall have no right to “recapture” any portion of the Demised Premises which is the subject of a permitted assignment or subletting, and any profits from subleasing shall be retained by Lessee. All lease rights hereunder shall inure to the benefit of Lessee’s assignee.

In the event of an assignment or sublease of the Demised Premises, Lessee’s assignee or sublessee (being collectively hereinafter called “Assignee”) and Lessee shall promptly execute, acknowledge and deliver to Lessor an agreement in form and substance satisfactory to Lessor whereby Assignee shall agree to be bound by and upon all the covenants, obligations, agreements, terms, provisions and conditions set forth in this Lease on the part of Lessee to be performed, and whereby Assignee shall expressly agree that the provisions of this Article shall, notwithstanding such assignment or subletting, continue to be binding upon it with respect to all future assignments and subleases, and in any such event, Lessee shall remain liable for all obligations of Lessee hereunder unless and until this Lease is further amended or extended.

Any other attempted transfer, subletting, assignment, license to use, hypothecation or other alienation of this Lease without Lessor’s written consent shall be void and shall confer no rights thereto. Lessor shall not unreasonably withhold, condition or delay its consent to any other requested transfer, assignment or subletting, provided however that in the event of an assignment or sublease, Lessee shall remain liable for all of the obligations of Lessee hereunder unless and until this Lease is further amended or extended, and the subtenant or assignee shall also agree to be responsible for all of said obligations.

No consent by Lessor to an assignment or sublease shall be deemed to constitute any consent to any further assignment or sublease, or relieve Lessee from its obligations under this Lease, and Lessee hereby guarantees the prompt and timely payment of all Minimum Rent, Additional Rent and other charges hereunder. No indulgence or favor at any time granted by Lessor to Lessee or to anyone claiming under Lessee, nor acceptance of rent from, or other dealing with, anyone claiming under Lessee, shall be deemed to be an assignment, sublease. Lessee and all persons claiming under Lessee shall be deemed to have waived any and all suretyship defenses. Lessor may require as a condition of any assignment or subletting, that the Assignee or sublessee execute an agreement directly with Lessor agreeing to perform and observe all of the obligations of Lessee hereunder, or under such sublease as applicable.

The parties acknowledge and agree that upon the establishment of Unit 6 of the Condominium, Lessor intends to convey its fee interest in Unit 6 to a newly created entity under common control with Lessor and intends to simultaneously assign its interest in this Lease to such newly created entity. Lessor agrees that the terms of this Lease shall be binding upon its heirs, successors, and assigns and any transferee of all or any portions of Lessor’s interest under this Lease, and Lessor and Osterman Management LLC agree that no assignment or transfer of Lessor’s interest under this Lease shall release or be deemed to release the guaranty of Osterman Management LLC (provided below) and that such guaranty shall remain in full force and effect until the Lease Commencement Date regardless of any assignment or transfer by Lessor. Lessor shall provide copies of the Condominium Documents to Lessee for review and comment prior to recording

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

the same and the Condominium Documents shall be subject to approval by Lessee prior to such recording, which approval shall not be unreasonably, withheld, conditioned or delayed. In the event the Condominium is never created, Lessor shall remain liable for providing the services that would otherwise have been provided by the Trustees of the Condominium, including, without limitation, maintenance, repair, and replacement of common areas as shown on the Condominium Documents as of the date hereof, and provision of utilities and vehicular access to the Demised Premises from a public way.

ARTICLE XIV

Subordination

Section 1. Subordination by Lessee. Lessee shall, from time to time, upon request of Lessor, subordinate this Lease to: a) any existing and/or future Mortgage, heretofore or hereafter placed upon the Property or any part thereof, to any renewal, modification, replacement or extension of such Mortgage, and to any and all advances made or to be made thereunder, provided that in the instrument of subordination the Mortgagee agrees, for itself and its successors and assigns, that so long as Lessee shall not be in default beyond any applicable notice and cure periods under this Lease, the Mortgagee and its successors and assigns will not disturb the peaceful, quiet enjoyment of the Demised Premises by Lessee or any other rights of Lessee under this Lease; and b) the Master Deed (as now or hereafter established), the Declaration of Trust of Osterman Commerce Park Condominium Trust, and any and restatement, amendment, or modification from time to time thereof, and any and all documents establishing, creating, or amending the Condominium (collectively, the “Condominium Documents, provided that in the instrument of subordination the parties executing on behalf of the Condominium agree, for themselves and their successors and assigns, that so long as Lessee shall not be in default beyond any applicable notice and cure periods under this Lease, they will not disturb the peaceful, quiet enjoyment of the Demised Premises by Lessee or any other rights of Lessee under this Lease and in the event of a conflict between the terms of the Condominium Documents and the terms of this Lease, the terms of this Lease shall control. Lessor represents and warrants to Lessee that it has obtained any and all consents or approvals needed from any third parties in order to enter into this Lease.

Upon Lease execution, as related to the Building and all associated land, and with respect to any existing or future first lien mortgages, deeds of trust, ground leases, or other liens entered into by and between Lessor and/or its successor(s) in interest (collectively referred to as “Lessor’s Mortgagee”), Lessor and/or its successor(s) in interest shall secure and deliver to Lessee, in a form reasonably acceptable to Lessee, a subordination / non-disturbance and attornment agreement ("Lessee SNDA") from and executed by each such Lessor’s Mortgagee for the benefit of Lessee. This provision or such Lessee SNDA shall survive and convey with all subsequent changes in ownership and/or subsequent financing of the Building and/or the land underneath and any obligation to subordinate the future Lessor Mortgagees shall be conditioned upon receipt of a Lessee SNDA from such party.

Upon written request of Lessor, Lessee shall promptly execute and return to Lessor any commercially reasonable instrument in a form reasonably acceptable to Lessee proffered by Lessor necessary to establish of record the subordination of this Lease to the Condominium Documents.

Section 2. Lender Estoppels and Notices. Lessee will, upon request by Lessor or any Mortgagee, execute and deliver to such party (a) an Estoppel Letter as to factual matters related to this Lease in form reasonably satisfactory to such party and (b) a copy of any written notice of default delivered by Lessee to Lessor at the same time and in the same manner as to Lessor, provided Lessee has been given the appropriate notice address for such Mortgagee in advance. Lessee shall execute such commercially reasonable consents, estoppel certificates, and like agreements as required by Lessor from time to time and withing fifteen (15) days of receipt of such document.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 3. Mortgagee Not Liable. With reference to any assignment by Lessor of Lessor’s interest in this Lease, or the rents and other sums payable hereunder, conditional in nature or otherwise, which assignment is made to a Mortgagee, Lessee agrees that the execution thereof by Lessor, and the acceptance thereof by such Mortgagee, shall not be treated as an assumption by such Mortgagee of any of the obligations of Lessor hereunder, unless such Mortgagee shall, by written notice sent to Lessee, specifically otherwise elect. Absent such an election, Lessor shall retain its obligations herein. Nevertheless, Lessee shall, upon receipt of written notice from Lessor and any such Mortgagee to whom Lessor may from time to time assign the rents or other sums due hereunder, make payment of such rents or other sums to such Mortgagee, and Lessor agrees to credit Lessee for all of such payments made, unless and until Lessee receives a subsequent written notice to the contrary.

ARTICLE XV

Self-Help

If Lessee shall default in the performance or observance of any obligation, agreement or condition in this Lease contained on its part to be performed or observed other than a payment obligation, and shall not cure such default within thirty (30) days after written notice from Lessor the default, Lessor may at any time thereafter, at its option and without waiving any claim for breach of agreement, cure such default for the account of Lessee and make all necessary payments in connection therewith. Any amount paid by Lessor in so doing shall be deemed paid for the account of Lessee and Lessee agrees to promptly reimburse Lessor therefore such sums as Additional Rent; provided that Lessor may cure any such default as aforesaid, without notice, if the curing of such default is reasonably necessary to protect the real estate or Lessor’s interest therein, or to prevent injury or damage to persons or property.

If Lessor shall default in the performance or observance of any obligation, agreement or condition in this Lease contained on its part to be performed or observed, and shall not cure such default within ten (10) days after written notice from Lessee of the default (or such shorter period of time as is necessary if the nature of such default in Lessee’s reasonable discretion presents an imminent risk to persons or property), Lessee may at any time thereafter, at its option and without waiving any claim for breach of agreement, cure such default for the account of Lessor and make all necessary payments in connection therewith. Any amount paid by Lessee in so doing shall be deemed paid for the account of Lessor and Lessor agrees to promptly reimburse Lessee therefore such sums or to allow Lessee at Lessee’s election to offset such amounts against Rent and Additional Rent coming due hereunder if the Lease has not expired or been terminated.

ARTICLE XVI

Mutual Waiver of Subrogation

Each party (or anyone claiming by, through or under such party by way of subrogation or otherwise) hereby releases the other party hereunder from any and all liability or responsibility for any loss or damage to property and hereby agrees that it shall cause such a clause or endorsement to be included in all of its insurance policies required herein, to provide the other party with evidence thereof, and if necessary, pay any additional premium that may be charged therefor.

ARTICLE XVII

Damage by Fire, Etc.

Section 1. Restoration by Lessor. If the Demised Premises or the Building shall be damaged or destroyed by fire, windstorm, or other casualty covered by Lessor’s casualty or liability insurance policies required to be carried pursuant to the provisions of Article XI hereof, Lessee shall immediately give notice

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

thereof to Lessor, and unless this Lease is terminated as hereinafter provided, Lessor at its own expense shall reasonably promptly repair or rebuild the same so as to restore the Demised Premises to substantially the same condition they were in as of the Rent Commencement Date (excluding any alterations, additions or improvements made by Lessee), subject, however, to zoning and building laws then in existence, provided that Lessor shall not be responsible for any delay in such repair or reconstruction which may result from any cause beyond its reasonable control and provided further that in no event shall Lessor be obligated to expend for such repair or reconstruction more than the amount of the insurance proceeds (net of all costs and fees incurred by Lessor in collecting the same) received by Lessor on account thereof. In that event, until the Demised Premises are restored by Lessor, the payment of Minimum Rent and Additional Rent and other charges shall cease or be fairly apportioned according to whether the destruction to the Demised Premises or the Building is entire or partial.

Section 2. Termination Rights. If the Demised Premises or the Building shall be damaged or destroyed by fire or other casualty to the extent of thirty percent (30%) or more of the sound insurable value thereof, or if any part of the Demised Premises or the Building shall be damaged by an uninsured casualty by any cause to the extent of thirty percent (30%) or more of its sound insurable value, Lessor or Lessee may elect by written notice to the other, may terminate this Lease.

Section 3. Lessee’s Restoration. In the event that the Demised Premises or the Building are damaged or destroyed by any cause described above, then, unless this Lease is terminated as above provided, Lessee, at its own expense and proceeding with all reasonable dispatch, after receipt of notice from Lessor that it has elected to repair and rebuild, shall repair or replace suitably all damaged or destroyed alterations, additions, improvements, trade fixtures, equipment, signs or other property installed by or belonging to Lessee.

Section 4. Cooperation. Lessor and Lessee agree to cooperate with each other to enable the prompt repair or replacement of the Demised Premises and the Building arising from any insured loss. Failure by either party to fulfill its obligations hereunder shall be a default under the terms of this Lease. In no event shall Lessee or any person or entity claiming an interest in the Demised Premises by, through, or under Lessee claim, maintain, or prosecute any action or suit at law or in equity against Lessor for any loss, cost or damage caused by or resulting from fire or other risk or casualty in the Demised Premises or any part thereof.

ARTICLE XVIII

Eminent Domain, Condemnation

Section 1. Lessor and Lessee Right of Termination. If all the Demised Premises are taken by eminent domain, this Lease shall terminate when Lessee is required to vacate the Demised Premises or such earlier date as Lessee is required to begin the payments of rent to the taking authority. If a partial taking by eminent domain results in so much of the Demised Premises being taken as to render the Demised Premises or a material portion thereof unsuitable for Lessee’s continued use and occupancy, as determined by Lessor in its reasonable discretion, either Lessor or Lessee may elect to terminate this Lease. In the event Lessor or Lessee terminates this Lease pursuant to this Section 1, Lessee shall only make such payments for rent or other payments as are due related to periods until and including the date when Lessee is required to and does vacate the Demised Premises or the portion thereof is so taken or access is so taken. If, following any such taking neither Lessee nor Lessor terminate this Lease, then Lessor, at Lessor’s expense, but only to the extent of the award for any such taking, and proceeding with all reasonable dispatch, subject to delays beyond its reasonable control, shall make such alterations, repairs and replacements of the improvements originally constructed by Lessor pursuant to Article IV, as may be necessary to put the remainder of the

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Demised Premises in proper condition for Lessee’s business or to provide alternative access, as the case may be. In that event, Minimum Rent and Additional Rent and other charges shall be fairly abated according to the nature, extent, and affect of the taking.

Section 2. Damages. Lessor reserves all rights to damages to the Building, Property, the Demised Premises and the leasehold hereby created, or awards with respect thereto, then or thereafter accruing, by reason of any taking by eminent domain or by reason of anything lawfully done or required by any public authority, and Lessee grants to Lessor all of Lessee’s rights, if any, to such damages, except with respect to relocation expenses and the value of Lessee’s personal property which may be compensated by separate award and Lessee shall execute and deliver to Lessor such further instruments of assignment thereof as Lessor may from time to time request.

ARTICLE XIX

Defaults By Lessee and Remedies

Section 1. Lessee’s Default. Each of the following shall be an event of default (“Event of Default”) hereunder: (A) if Lessee shall fail to pay any installment of Minimum Rent, Additional Rent or any other payment due under this Lease, and such failure shall continue for a period of five (5) business days following Lessor’s written notice of same to Lessee; (B) if Lessee or any guarantor or surety of Lessee’s obligations hereunder shall (i) make a general assignment for the benefit of creditors; (ii) commence any proceeding for relief, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; (iii) become the subject of any such proceeding which is not dismissed within ninety (90) days after its filing or entry; or (iv) die or suffer a legal disability (if Lessee, guarantor or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Lessee, guarantor or surety is a corporation, partnership or other entity); (C) Lessee shall fail to discharge or bond over any lien placed upon the Demised Premises in violation of this Lease within thirty (30) days after Lessee receives notice that any such lien or encumbrance is filed against the Demised Premises; and (D) if Lessee shall fail to comply with any provision of this Lease, other than those specifically referred to hereinabove and, except as otherwise expressly provided therein, such default shall continue for more than thirty (30) days after Lessor shall have given Lessee written notice of such default, or such longer period if such default cannot be reasonably cured within such thirty (30) day period, provided that Lessee diligently commences the cure within the thirty (30) day period and diligently prosecutes such cure to completion. Upon the occurrence of an Event of Default, defined as aforesaid, then in any such case, notwithstanding any waiver or other indulgence of any prior default, Lessor may terminate this Lease by written notice to Lessee sent at any time thereafter, but before Lessee has cured or removed the cause for such termination. Such termination shall take effect on the later of (i) the last day of the month in which Lessee receives the notice, or (ii) twenty-one (21) days after Lessee receives the notice, and shall be without prejudice to any remedy Lessor might otherwise have for any prior breach of covenant.

Section 2. Lessor’s Election. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Lessor may at any time thereafter, at its election by written notice to Lessee: (i) terminate this Lease or Lessee’s right of possession, but Lessee shall remain liable as hereinafter provided; and/or (ii) pursue any remedies provided for under this Lease or at law or in equity. Upon the termination of this Lease or termination of Lessee’s right of possession, it shall be lawful for Lessor, without formal demand or notice of any kind, to re-enter the Demised Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Lessee and all persons and property therefrom. If Lessor re-enters the Demised Premises, Lessor shall have the right to keep in place

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

and use, or remove and store all of the fixtures, equipment and other property of Lessee left at the Demised Premises or elsewhere at the Property.

If Lessor elects not to terminate this Lease, but terminates Lessee’s right of possession, Lessor may recover from Lessee the sum of: i) all Minimum Rent, Additional Rent and all other amounts accrued hereunder to the date of such termination of possession; plus ii) the costs set forth in Section 10.3 below; plus iii) an amount equal to (A) the Minimum Rent and Additional Rent which would have been payable by Lessee under this Lease had Lessee’s right to possession under this Lease not been so terminated for the period commencing after said termination of possession and ending on the last day of the Term with such amounts becoming due and payable by Lessee on such dates as Minimum Rent would otherwise become due and payable hereunder, less (B) the fair market rents that would have been received during such period and the net rents received by Lessor from re-letting the Demised Premises (or any portion(s) thereof) for the period commencing after said termination of possession and ending on the last day of the Term, such net rents to be determined by first deducting from the gross rents received by Lessor from such re-letting the expenses incurred or paid by Lessor in connection with said termination and in re-entering the Demised Premises and in securing possession thereof, as well as the actual and reasonable expenses of re-letting (including, without limitation, altering and preparing the Demised Premises for new lessees and any broker’s commission as determined pursuant to Section 3 below). Any such re-letting may be for a shorter or longer period than the remaining Term, and in no event shall Lessee be entitled to receive any excess of such net rents over the Minimum Rent payable by Lessee to Lessor under this Lease. Even if Lessee has breached this Lease beyond any applicable notice and cure period, this Lease shall continue in effect for so long as Lessor does not terminate the Lease, and Lessor may enforce all its rights and remedies under this Lease, including the right to recover Minimum Rent and Additional Rent as it becomes due. Any such payments due Lessor shall be made on the dates that Minimum Rent or such Additional Rent would otherwise come due under this Lease, and Lessee agrees that Lessor may file suit to recover any sums falling due from time to time. Notwithstanding any such re-letting without termination, Lessor may at any time thereafter elect in writing to terminate this Lease for such previous breach.

If Lessor elects to terminate this Lease and terminate Lessee’s right of possession, Lessor may upon written notice to Lessee accelerate all payments of Minimum Rent due hereunder in an amount not to exceed the lesser of: [ *** ]

Section 3. Reimbursement of Lessor’s Expenses. In the case of termination of this Lease or termination of Lessee’s right of possession pursuant to Section 2 above, Lessee shall reimburse Lessor for all actual expenses arising out of such termination, including, without limitation: i) all costs actually incurred in collecting such amounts due from Lessee under this Lease (including reasonable attorneys’ fees actually incurred and the costs of litigation and the like but only if Lessor is successful in its litigation); ii) all customary and necessary expenses incurred by Lessor in attempting to relet the Demised Premises or parts thereof (including advertisements, brokerage commissions, lessee’s allowances, lease inducements, costs of preparing space, and the like); and iii) all Lessor’s other expenditures necessitated by the termination. The reimbursement from Lessee shall be due and payable within thirty (30) days following written notice from Lessor that an expense has been incurred with documentation substantiating such expenses, without regard to whether the expense was incurred before or after the termination.

Section 4. Termination of Right of Possession. Even though Lessee has breached this Lease and abandoned the Demised Premises, this Lease shall continue in effect for so long as Lessor does not terminate this Lease (even though it has terminated Lessee’s right of possession), and Lessor may enforce all its rights and remedies under this Lease, including the right to recover Minimum Rent and Additional Rent as it becomes due. Any such payments due Lessor shall be made on the dates that Minimum Rent and Additional Rent would otherwise come due under this Lease, and Lessee agrees that Lessor may file suit to recover

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

any sums falling due from time to time. Notwithstanding any such termination of possession only, Lessor may at any time thereafter elect in writing to terminate this Lease for such previous breach.

Section 5. Mitigation. Lessor shall use commercially reasonable efforts to relet the Demised Premises which efforts shall be subject to the reasonable requirements of Lessor to lease to high quality lessees and to develop the Demised Premises in a harmonious manner with an appropriate mix of uses, lessees, and terms of tenancies, and the like and factoring in the location and nature of the Demised Premises. It is agreed that hiring a reputable leasing broker to lease the Demised Premises and cooperating in good faith with such broker shall satisfy the requirement that Lessor use commercially reasonable efforts to relet.

Section 6. Claims in Bankruptcy. Nothing herein shall limit or prejudice the right of Lessor to prove and obtain in a proceeding for bankruptcy, insolvency, arrangement or reorganization, by reason of the termination, an amount equal to the maximum allowed by the statute of law in effect at the time when, and governing the proceedings in which, the damages are to be provided, whether or not the amount is greater to, equal to, or less than the amount of the loss or damage which Lessor has suffered.

Section 7. Lessor’s Right to Cure Defaults. Lessor may, but shall not be obligated to cure, at any time any default by Lessee under this Lease after the applicable notice and cure period (if any) has expired. In curing such defaults, Lessor may enter upon the Demised Premises and take such action thereon as may be necessary to effect such cure. In the case of an emergency threatening serious injury to persons or property, Lessor may cure such default without notice. All costs and expenses incurred by Lessor in curing a default, including reasonable attorneys’ fees actually incurred, together with interest thereon at a rate equal to the lesser of (a) eight percent (8%) per annum, or (b) the highest lawful rate of interest which Lessor may charge to Lessee without violating any applicable law from the day of payment by Lessor shall be paid by Lessee to Lessor on demand. Lessor may use the Security Deposit to effectuate any such cure.

Section 8. No Waiver. Exercise by Lessor of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Demised Premises and/or a termination of this Lease by Lessor, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Lessor and Lessee. Lessee and Lessor further agree that forbearance or waiver by either party to enforce its rights pursuant to this Lease, or at law or in equity, shall not be a waiver of such party’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Lessor of rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Lessor of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Lessor. No payment by Lessee, or acceptance by Lessor, of a lesser amount than shall be due from Lessee to Lessor shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Lessee under the provisions hereof. The acceptance by Lessor of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Lessor may accept such check without prejudice to any other rights or remedies which Lessor may have against Lessee.

Section 9. Default Interest. If any payment of Minimum Rent, Additional Rent or any other payment payable hereunder by Lessee to Lessor shall not be paid within five (5) days of when due, Lessor may impose, at its election, interest on the overdue amount from the date when the same was payable until the date paid at a rate equal to the lesser of (a) eight percent (8%) per annum, or (b) the highest lawful rate of interest which Lessor may charge to Lessee without violating any applicable law. Such interest shall constitute Additional Rent payable hereunder.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

ARTICLE XX

Bankruptcy or Insolvency

Section 1. If Lessee shall become a Debtor under the United States Bankruptcy Code (the “Code”), and the Trustee or Lessee shall elect to assume this Lease under authority then given by the Code, whether for the purpose of assigning the same or otherwise, such election and assignment may only be made if all the terms and conditions of Article XX (b) hereof are fully satisfied. If the Trustee or the Debtor shall fail to elect to assume this Lease within sixty (60) days after the filing of any such petition, this Lease shall be deemed to have been rejected, Lessor thereupon shall be immediately entitled to possession of the Demised Premises without further obligation to Lessee or the Trustee, and this Lease shall be terminated, but Lessor’s right to be compensated for damages both at law and as provided in Article XIX hereof shall survive. “Elect to assume,” for the purposes of this paragraph, shall be deemed to mean that the Trustee or the Debtor shall have filed a motion to assume this Lease in the Debtor’s bankruptcy proceedings and the Bankruptcy Court in such proceedings shall have allowed such motion.

Section 2. If the Trustee or Debtor-In-Possession has assumed this Lease pursuant to the provisions of Article XX (a) hereof for the purposes of assigning (or electing to assign) pursuant to the Code, Lessee’s interest under this Lease or the estate created thereby, to any other person, such interest or estate may be so assigned only if Lessor shall acknowledge in writing that the intended assignee has provided adequate assurance for the future performance (as defined in this subparagraph (b)) of all of the terms, covenants and conditions of this Lease to be performed by Lessee. For the purpose of this subparagraph (b), Lessor and Lessee acknowledge that, in the context of a bankruptcy proceeding of Lessee, at a minimum, “adequate assurance of future performance” shall mean that each of the following conditions shall have been satisfied, and Lessor has so acknowledged in writing:

(i)
The assignee has submitted a current financial statement audited by a Certified Public Accountant which shows a net worth and working capital in amounts (which amounts shall in no event be less than the total of those of Lessee and any guarantor of Lessee’s obligations hereunder at the time of execution of this Lease) determined to be sufficient by Lessor to assure the future performance by such assignee of Lessee’s obligations under this Lease;
(ii)
The assignee, if requested by Lessor, shall have obtained guarantees in form and substance satisfactory to Lessor from one or more persons who satisfy Lessor’s standards of credit;
(iii)
The assignee has submitted in writing evidence, satisfactory to Lessor, of substantial business experience in the sale of merchandise and/or services permitted under this Lease;
(iv)
Lessor has obtained all consents and waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Lessor is bound to permit Lessor to consent to such assignment; and
(v)
The assignee has supplied such additional information required to be supplied by this subparagraph (b) and has complied with any other provisions, conditions and requirements set forth in subparagraph (a) for an assignment of Lessee’s interest in this Lease or the estate created thereby.

(a)
When, pursuant to the Code, the Trustee, or Debtor-In-Possession shall be obligated to pay reasonable use and occupancy charges for the use of the Demised Premises or any portion thereof, such charges shall not be less than the rent specified hereunder, without limitation, and without deduction or set-off of any kind.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(b)
Neither Lessee’s interest in this Lease, nor any lesser interest of Lessee herein, nor any estate of Lessee created hereby, shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Lessee unless Lessor shall consent to such transfer in writing. No acceptance by Lessor of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive the need to obtain, Lessor’s consent or Lessor’s right to terminate this Lease for any transfer of Lessee’s interest under this Lease without such consent.

ARTICLE XXI

Notices

Any notice or other communication relating to this Lease shall be deemed to be duly given if in writing and sent by (i) email, (ii) registered or certified mail, postage prepaid, return receipt requested, or (iii) by nationally recognized overnight delivery company, addressed to the party for whom it is intended at such place as shall have been last designated by such party, either in this Article or in a notice given as herein provided as its address for receiving notices hereunder. Notwithstanding anything to the contrary herein, any notification of default given by either party shall be delivered by registered or certified mail, postage prepaid, return receipt requested. Until further notice, Lessor designates Vincent Osterman, P.O. Box 67, Whitinsville, Massachusetts 01588, with a copy to W. Robert Knapik, Law Office of W. Robert Knapik, P.C., 1279 Providence Road, Whitinsville, Massachusetts 01588 for such purpose, and Lessee designates Ron Honig, Esq., EyePoint Pharmaceuticals US, Inc., 480 Pleasant Street, Suite A210, Watertown, Massachusetts 02472, with a copy to Geoffrey H. Smith, Esq., Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111.

ARTICLE XXII

Hazardous Materials

Lessee shall not use any portion of the Demised Premises for the use, generation, treatment, storage or disposal of Hazardous Materials other than those Hazardous Materials now or hereafter typically used in general and executive offices and for commercial manufacturing, lab and Research and Development purposes, without the express written prior consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed and, if required, its Mortgagees, and then only to the extent that the presence of the Hazardous Materials is (i) properly licensed and approved by all appropriate governmental officials and in accordance with all applicable laws and regulations including but not limited to laws and regulations related to disposal of such Hazardous Materials and (ii) in compliance with any terms and conditions stated in said prior written approvals by Lessor or its Mortgagees. Lessee shall promptly provide Lessor with copies of any notice of violations, notice of responsibility or demand for action from any federal, state or local authority or official in connection with the presence of Hazardous Materials in or about the Demised Premises that Lessee receives. In the event of any release at the Property of Hazardous Materials by Lessee or its agents, employees, or contractors, Lessee shall promptly remedy the problem in accordance with all applicable laws and requirements and shall indemnify and hold Lessor and its Mortgagees harmless from and against all loss, costs, liability and damage, including reasonable attorney’s fees and the cost of litigation arising from the presence or release of any such Hazardous Materials in or on the Demised Premises or the Common Area. The obligations of Lessee under this Article XXII shall survive expiration or termination of this Lease. Lessor represents that, to the best of its knowledge, there are presently no Hazardous Materials on any portion of the Property and Lessor agrees to indemnify and hold Lessee harmless from and against all loss, costs, liability and damage, including reasonable attorney’s fees and the cost of litigation arising from the presence or release of any such Hazardous Materials in or on the

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Demised Premises or the Common Area as of the Lease Commencement Date of this Lease, or any Hazardous Materials to the extent caused or exacerbated by or brought in or on the Demised Premises or the Common Area, by anyone other than Lessee at any time, whether before or after the Lease Commencement Date of this Lease. If Lessee becomes aware of a release or threat of release of Hazardous Materials, Lessee shall immediately advise Lessor in writing and provide to Lessor all available details regarding such release or threat of release of Hazardous Materials.

ARTICLE XXIII

Option

Section 1. Lessee is hereby granted and shall, if not at the time in default under this Lease continuing beyond any applicable notice and cure periods, have two (2) options to extend the term of this Lease (each an “Option Term”), for either five (5) years or ten (10) years each, on the same terms, covenants and conditions and subject to the same restrictions and exceptions herein contained, except that Minimum Rent for each year of any Option Term shall be at 95 percent of fair market value of the Demised Premises (all relevant factors considered), as set forth below.

Lessee shall exercise Lessee’s first right and option to extend the Initial Term (the “First Option Term”), if at all, by notice in writing to Lessor delivered no later than one hundred twenty (120) days prior to the expiration of the Initial Term, and shall notify Lessor whether Lessee elects to extend the Initial Term for a First Option Term of five (5) years; or a First Option Term of ten (10) years, and upon receipt of such notice the Initial Term shall be extended for a First Option Term of five (5) years or a First Option Term of ten (10) years, as the case may be.

If Lessee shall have exercised Lessee’s right and option to extend the Initial Term for a First Option Term, then Lessee shall exercise Lessee’s second right and option to further extend the Term (the “Second Option Term”), if at all, by notice in writing to Lessor delivered no later than one hundred twenty (120) days prior to the expiration of the First Option Term, and shall notify Lessor whether Lessee elects to further extend the Term for a Second Option Term of five (5) years; or a Second Option Term of ten (10) years, and upon receipt of such notice the Term shall be extended for a Second Option Term of five (5) years or a Second Option Term of ten (10) years, as the case may be.

For the purposes of this section, Minimum Rent during any Option Term shall reflect a reasonable determination of 95% of the fair market value that would be agreed upon between a landlord and a tenant entering into a new lease on or about the date on which the applicable (First or Second) Option Term is to begin for a comparable term and for space comparable to the Demised Premises and a building comparable to the Building situated in the Worcester County, Massachusetts market area (the “Market Area”). Such determination of fair market value shall take into account any material economic differences between the terms of this Lease and any comparable lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such comparable lease is reimbursed for operating expenses and taxes. The determination of fair market value shall also take into consideration any reasonably anticipated changes in rental conditions from the time such fair market value is being determined and the date upon which the applicable Option Term will begin.

If Lessee timely exercises any option to extend the Term, then not later than ten (10) days following Lessor’s receipt of Lessee’s notice, Lessor shall notify Lessee in writing of Lessor’s determination of the Minimum Rent during such Option Term (“Lessor’s Rental Notice”). If Lessee does not object to Lessor’s determination of the Minimum Rent, by written notice to Lessor within ten (10) days after the date of

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Lessor’s Rental Notice, then Lessee shall be deemed to have accepted the Minimum Rent set forth in Lessor’s Rental Notice for the entirely of the then applicable Option Term.

If Lessee timely objects to Lessor’s Rental Notice, and the parties cannot agree within thirty (30) days after Lessor receives Lessee’s notice of objection, on the Minimum Rent to be paid during such Option Term, then the Term shall automatically be extended and Minimum Rent for such Option Term shall be submitted to arbitration as follows: Minimum Rent shall be determined by impartial arbitrators (who shall be qualified real estate appraisers or brokers with at least ten (10) years of experience dealing with like types of properties in the Market Area), one to be chosen by Lessor, one to be chosen by Lessee, and a third to be selected, if necessary, as below provided, and the arbitrators shall agree upon the rent that would be paid to a landlord by a tenant entering into a new lease on or about the date on which the applicable Option Term is to begin for a comparable term and for space comparable to the Demised Premises and a building comparable to the Building located within the Market Area, taking into account any material economic differences between the terms of this Lease and any comparable lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such comparable lease is reimbursed for operating expenses and taxes. The unanimous written agreement of the two chosen arbitrators (without selection and participation of a third arbitrator), or otherwise the written agreement of a majority of three arbitrators chosen and selected as set forth below, shall be conclusive and binding upon Lessor and Lessee as to Minimum Rent to be paid during such Option Term. Lessor and Lessee shall each notify the other of its chosen arbitrator within ten (10) days following a demand for arbitration. If such two arbitrators shall not have reached agreement within thirty (30) days after their designation, they shall select an impartial third arbitrator to determine Minimum Rent as defined above. Such third arbitrator and the first two arbitrators shall render their decision within thirty (30) days following the date of appointment of the third arbitrator, and upon notification of such decision to Lessor and Lessee, such decision shall be conclusive and binding upon Lessor and Lessee as to Minimum Rent to be paid during such Option Term. Lessor and Lessee shall each pay the expenses of its own arbitrator and shall share the payment of expenses of the third arbitrator equally, regardless of the outcome of arbitration. If the dispute between the parties as to the Minimum Rent for the Option Term has not been resolved before the commencement of the Option Term, Lessee shall pay Minimum Rent for the Option Term based upon the Minimum Rent designated by Lessor in the Lessor’s Rental Notice until either (i) agreement of the parties as to the fair market rent, or (ii) decision of the arbitrators, as the case may be, at which time Lessee shall promptly pay any underpayment of Minimum Rent to Lessor, or Lessor shall credit the overpayment of Minimum Rent against the next installment of rental or other charges due to Lessor.

Section 2. Lessee shall give written notice of its exercise of each option at least one hundred twenty (120) days prior to the expiration of the Initial Term or then current Option Term, as applicable. If any of the Option Terms are not extended strictly within the time periods provided hereunder, then the option to extend will automatically terminate.

ARTICLE XXIV

Miscellaneous Provisions

Section 1. No consent or waiver, express or implied, by either party to or of any breach in the performance by the other party, of its agreements hereunder shall be construed as a consent or waiver to or of any other breach of the same agreement at a different time or of any other covenant or agreement. No acceptance by Lessor of any rent or other payment hereunder, even with the knowledge of any such breach, shall be deemed a waiver thereof nor shall any acceptance of rent or other such payment in a lesser amount than is herein required to be paid by Lessee, regardless of any endorsement on any check or any statement in any letter accompanying the payment of the same, be construed as an accord and satisfaction or in any

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

manner other than as a payment on account by Lessee, unless otherwise agreed to in writing. No reference in this Lease to any sublessee, assignee, licensee or concessionaire, or acceptance by Lessor from other than Lessee of any payment due hereunder shall be construed as a consent by Lessor to any assignment or subletting by Lessee, or to give to Lessee any right to permit another to occupy any portion of the Demised Premises except as herein expressly provided. No waiver by Lessor in respect of any one tenant shall constitute a waiver with respect to any other tenant. Failure on the part of Lessor to complain of any action or non-action on the part of Lessee or to declare Lessee in default, no matter how long such failure may continue, shall not be deemed to be a waiver by Lessor of any of its rights hereunder.

Section 2. If Lessor makes any actual, out of pocket expenditures, including but not limited to architectural, engineering or attorney’s fees, or incurs any obligations for the payment of money in connection with any proposed assignment or subletting (whether the assignment or subletting is approved or not), or for any other matter for which Lessor’s approval or permission is sought, in the performance of any of Lessee’s obligations which Lessee fails to timely perform (whether as self-help or otherwise), in all cases, such sums paid or costs or obligations incurred, including but not limited to reasonable attorney’s fees, with interest at the Default Interest Rate, up to an amount not to exceed $3,000 per request, shall be paid to Lessor by Lessee as Additional Rent within thirty (30) days after Lessor gives Lessee written notice thereof.

Section 3. In no case shall mention of specific instances under a more general provision be construed to limit the generality of said provisions.

Section 4. If any provision of this Lease or the application thereof to any person or circumstance shall be to any extent invalid or unenforceable, the remainder of this Lease and its application to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 5. Lessor agrees that upon Lessee’s paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Lessee shall and may peaceably and quietly have, hold and enjoy the Demised Premises and the appurtenant rights thereto as set forth in this Lease during the Term of this Lease without any manner of hindrance or molestation from Lessor or anyone claiming under Lessor, subject, however, to the rights of holders of present and future Mortgages, and to the terms and provisions of this Lease.

Section 6. The obligations, conditions and agreements in this Lease contained to be kept and performed by the parties hereto shall be binding upon and inure to the benefit of said respective parties, their legal representatives, successors and assigns, and the same shall be construed as covenants running with the land. Wherever in this Lease reference is made to either of the parties, it shall be held to include and apply to the successors and assigns of such party as if in each case so expressed, unless the context requires otherwise and regardless of the number or gender of such party; provided, however, that the term “Lessor” as used in this Lease means only the owner for the time being of the land of which the Demised Premises form a part so that in the event of any sale or sales of such land and Demised Premises or of said Lease, Lessor shall be and hereby is entirely released of all covenants and obligations of Lessor hereunder arising after the date upon which the new owner of the Property takes ownership.

Section 7. This Lease shall constitute the only agreement between the parties relative to the Demised Premises and no oral statements and no prior written matter not specifically incorporated herein shall be of any force or effect. In entering into this Lease, each party relies solely upon the representations and agreements contained herein. This Lease shall not be modified except by a writing executed by both parties.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 8. The section and article headings throughout this Lease are for convenience and reference only and the words contained therein shall in no way be held to limit, define or describe the scope or intent of this Lease or in any way affect this Lease.

Section 9. Except as expressly set forth in this Lease, neither party shall be liable for a delay or failure in the commencement, performance or completion of any of its obligations hereunder where such delay or failure is attributable to strikes or other labor conditions, inability or difficulty in obtaining materials services, wars, delays due to weather, or other cause beyond the reasonable control of the party against which enforcement is sought and in no event shall either party be liable to the other for incidental or consequential damages as a result of any such delay or failure. The provisions of this section shall not operate to excuse either party from the payment of any payment requirements under the terms of this Lease.

Section 10. Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, civil commotions, fire, flood, earthquake or other casualty, governmental declared state of emergencies, government-declared public health emergencies, government-declared or World Health Organization-declared pandemic (specifically including COVID-19), government mandated quarantines, government-declared stay-at-home orders or travel bans and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Minimum Rent, Additional Rent and other sums due under or to be paid by either party pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure. In addition, Lessee shall not withhold or abate Minimum Rent, Additional Rent and other sums to be paid by Lessee pursuant to this Lease based on a claim of Force Majeure.

Section 11. If Lessor shall at any time be an individual, joint venture, tenancy in common, corporation or partnership (general or limited), a trust, or any other type of entity, it is specifically understood and agreed that there shall be no personal liability of Lessor or any joint venture, tenant, partner, trustee, shareholder, beneficiary or holder of a beneficial interest thereof under any of the provisions hereof or arising out of the obligations set forth in this Lease. In the event of a breach or default by Lessor of any of its obligations hereunder, Lessee shall look solely to Lessor’s casualty and liability insurance for the satisfaction of Lessee’s remedies, and it is expressly understood and agreed that Lessor’s liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed funds paid pursuant to such insurance. It is further understood and agreed that the liability of any party who is a Lessor (whether the original Lessor or any successor Lessor) shall be limited to defaults occurring or arising during the period for which such party shall have been a Lessor, and such party shall not be liable for defaults occurring or arising at any time before such party obtained its interest as Lessor or after such party disposed of its interest as Lessor.

Section 12. Real Estate Brokerage Fees. [***]

Section 13. Employees or agents of Lessor have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of the Demised Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Lessor and Lessee.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 14. The obligations of Lessor hereunder shall be binding upon Lessor and each succeeding owner of Lessor’s interest hereunder only during their respective periods of such ownership, and Lessor, and each succeeding owner, shall have no liability whatsoever except for its obligations during their own respective period of ownership. If Lessor fails to perform any covenant, term or condition of this Lease upon Lessor’s part to be performed, and if as a consequence of such default Lessee recovers a money judgment against Lessor, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Lessor in the Property, and neither Lessor nor the Members or Managers comprising the entity which is Lessor herein, nor any shareholder, trustee, officer, employee or agent thereof, shall be liable for any deficiency.

Section 15. Lessor and Lessee shall execute a Notice of Lease in the form attached hereto as Exhibit C. Lessee may record the Notice of Lease, at its sole expense.

Section 16. Roof Equipment. Lessee may install additional mechanical systems and or satellite assemblies on the roof of the Building without additional charge or cost provided that:

1)
the plans for such systems or assemblies have been approved in writing by Lessor, such approval not to be unreasonably withheld, conditioned or delayed as relates to structural integrity of the Building and avoiding an unsightly installation and appearance;
2)
such assemblies comply with all applicable rules, laws and regulations; and
3)
Lessee is responsible for any and all damage caused by the installation or removal of such assemblies or resulting from the use or presence of such assemblies, including but not limited to injuries caused by such assemblies.

Section 17. Backup Generators. At all times during the Term and during any Option Term, Lessee shall have the right to place, at Lessee’s sole cost and expense, multiple generators on the Demised Premises (in addition to the generators being installed as part of the Lessor Improvements at Lessor’s expense), without additional ongoing fees payable to Lessor and without additional charge in Minimum Rent or Additional Rent to Lessee, subject to the reasonable written approval of Lessor only as relates to: a) the structural integrity of the Building and avoiding an unsightly installation and appearance; or b) approval from any and all required governmental authorities.

Section 18. In the event that any party claiming to have supplied labor and/or materials to the Demised Premises at Lessee’s (or Lessee’s agents’) request shall file a mechanic’s lien or other claim, Lessee shall promptly take such steps as may be required to have the mechanic’s lien released or the claim resolved, including bonding over or discharging the same.

Section 19. Notwithstanding anything to the contrary herein, Lessor shall have no restrictions or limitations of any kind concerning who may rent space in any building situated in the Osterman Commerce Park or other property owned by Lessor (or any related entity), so long as such entity maintains the same standards as the existing Lessees within Osterman Commerce Park.

Section 20. Lessor represents, to the best of Lessor’s knowledge, that upon the Lease Commencement Date, the Building and the Demised Premises, including but not limited to: a) entrance doors; b) lobby areas; c) stairwells, HVAC mechanical systems; and d) restrooms; shall comply with all statutes, laws, by-laws, ordinances, rules, regulations, directives, orders and requirements of all governmental, quasi-governmental or regulatory authorities or agencies having jurisdiction over the Building and the Demised Premises including, without limitation, police, fire, health and environmental authorities or agencies, including but not limited to the Americans With Disabilities Act and the most modern ASHRE standard for fresh air mix. Any breach of such representation shall: a) be corrected by

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Lessor at its sole cost and expense without any pass thru expenses to Lessee; and b) be completed prior to the Lease Commencement Date or as soon thereafter as is reasonably practical. Lessee may engage a certified environmental engineer to perform periodic indoor air quality tests, and shall share the results of such tests with Lessor; in the event that any deficiency not caused by Lessee is identified by such tests, Lessor shall use commercially reasonable efforts to remediate same, at Lessor’s sole expense.

Section 21. Lessor represents, to the best of Lessor’s knowledge, that upon Lessee’s occupancy of the Demised Premises, the Building and Property shall be free of all hazardous materials, including but not limited to PCBs and asbestos, and that the Building and Property shall be maintained in compliance with all environmental laws, rules, and regulations. So long as such actions are not the fault of Lessee or its employees or agents or invitees, Lessor shall indemnify Lessee against any preexisting, or future litigation that may arise to the extent the same are not caused by Lessee’s violation of any Environmental Laws.

Section 22. Lessee Incentive Financing. Lessor represents that it will support and, as required by all applicable policies or statutes, be party to any municipal tax increment financing agreement or other tax or non-tax incentive agreements potentially available to Lessee, be they offered by the Town of Northbridge, the Commonwealth of Massachusetts, or other taxing jurisdiction. Lessor shall pass on any and all abatements and real estate tax savings resulting from a municipal tax increment financing agreement to Lessee, as any such abatements accrue, via a credit against the payment otherwise due, or via another instrument mutually agreed upon by all parties pursuant to the terms of this Lease.

ARTICLE XXV

Exhibits

Exhibits A – C, attached hereto, are incorporated herein by reference.

A - Plan of Demised Premises, Property, Common Area

B - Description of Lessor’s Work

C - Notice of Lease

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal on the day and year first above written.

LESSOR:	LESSEE:

V.E. Properties IX, LLC	EyePoint Pharmaceuticals US, Inc.

/s/ Vincent Osterman__________ Vincent Osterman, Manager	/s/ Nancy Lurker_____________ Nancy Lurker, President

/s/ George O. Elston__________ George O. Elston, Treasurer

Trustees of Osterman Commerce Park Condominium dated ____________:	Osterman Management LLC
/s/ Vincent Osterman____ ________________, Duly Authorized	/s/ Vincent Osterman____

The Trustees execute this Lease with the consent of all Unit Owners (as defined in the Declaration of Trust of Osterman Park Condominium Trust) for the purpose of acknowledging the appointment of Lessee as attorney in fact for Lessor and agree Lessee shall have the self-help rights as provided in Article V, Section 3(f) of this Lease.

Osterman Management LLC executes this Lease for the purpose of guaranteeing all of the monetary and non-monetary obligations of Lessor relating to the Lessor Improvements set forth in this Lease until the Lease Commencement Date, following which Osterman Management LLC shall have no continuing liability. This guaranty shall remain in full force and effect until the Lease Commencement Date regardless of any assignment or transfer of Lessor’s interest under this Lease in whole or in part, and upon the Lease Commencement Date this guaranty shall be deemed void and of no further force or effect without the need for any further affirmative action of any party, including but not limited to Osterman Management LLC.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXHIBIT A

Plan of Demised Premises, Property, Common Area

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXHIBIT B

Basis of Design

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXHIBIT C

Notice of Lease

[***]